EXHIBIT 10.8
SUBLEASE
     THIS SUBLEASE is made this 3rd day of August, 2005 by and between ASSET MANAGEMENT OUTSOURCING, INC., a Delaware corporation, whose address is 7001 Peachtree Industrial Boulevard, Suite 320, Norcross, Georgia 30092 (the “Sublessor”) and UNITED STATES PHARMACEUTICAL GROUP, LLC, a Delaware limited liability company, whose address is 13650 N.W. 8th Street, Sunrise, Florida 33325 (the “Sublessee”).
RECITALS
A.	FIL/ED Plantation, Ltd., a Florida limited partnership (“Master Landlord”), and Sublessor are parties to that certain lease dated January 16, 1999, as amended by that certain First Amendment to Lease Agreement (the “First Amendment”) dated August 18, 1999 (as amended by such First Amendment, the “Master Lease”), for certain premises as more particularly described therein (the “Master Lease Premises”), in the Plantation Shopping Center (the “Shopping Center”). A copy of the Master Lease is attached hereto as Exhibit “A”, and by reference incorporated herein.
B.	Sublessor wishes to lease to Sublessee, and Sublessee wishes to lease from Sublessor, all of the Master Lease Premises conveyed under the Master Lease, all in accordance with and upon the terms and conditions set forth herein, subject to Master Landlord’s consent.
AGREEMENT
     In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Sublessor and Sublessee hereby agree as follows:
1.	Sublease Premises; Term. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases and takes from Sublessor, the entire Master Lease Premises being more commonly known as Bay #21A/25/A/B and as more particularly described on Exhibit “B” attached hereto and made a part hereof (the “Sublease Premises”). The Sublease Premises contains approximately 34,222 square feet. The use and occupation by Sublessee of the Sublease Premises shall include the use, subject to the terms and conditions of the Master Lease, of all common areas and other common facilities provided by Master Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers including sidewalks, walkways, service roads, parking areas, loading facilities and other common facilities. The term of this Sublease (the “Term”) shall commence on August 15, 2005 (the “Commencement Date”), subject to Sublessor obtaining and delivering to Sublessee Landlord’s consent to this Sublease in the form attached hereto as Exhibit “D” and incorporated herein by this reference (the “Consent”), and shall terminate on October 31, 2007 (“Termination Date”). In the event Master Landlord fails to execute the Consent, this Sublease shall be null and void and of no further force and effect. This Sublease may be terminated by Sublessee if the Consent has not been executed by Master Landlord and delivered to Sublessee on or before September 1, 2005, and Sublessor shall promptly return the Security Deposit and first month’s rent (paid by Sublessee in accordance with Section 2(a) hereof) to Sublessee within five (5) business days of Sublessor’s receipt of such notice of termination from Sublessee.

2.	Rent; Other Charges. From and after the Commencement Date, Sublessee shall pay to Sublessor at the place specified by Sublessor (which until further notice shall be the Sublessor’s address recited above) and without demand, deduction, or set-off, the following:
(a)	Base Rent for Sublease Premises. Commencing on the Commencement Date and continuing on the first day of each and every calendar month thereafter during the term of this Sublease, Sublessee shall pay base rent (“Base Rent”) in equal monthly installments of Twenty-Four Thousand Two Hundred Forty and 58/100 Dollars ($24,240.58) plus the applicable sales tax, if any;

provided, however, if any month for which Sublessee is obligated to pay Base Rent is a partial month, the monthly installment shall be prorated based upon actual number of days elapsed to the total number of days in that particular month. Within one (1) business day after the delivery of the Consent as executed by Master Landlord, Sublessee shall deposit with Sublessor the sum of Twenty-Four Thousand Two Hundred Forty and 58/100 Dollars ($24,240.58), plus the applicable sales tax, which represents its Base Rent payment for the first full month of this Sublease and shall be applied thereto.

(b)	[INTENTIONALLY DELETED]

(c)	Additional Rent. As provided in Section 7B of the Master Lease, Sublessor is obligated to pay to Master Landlord a portion of the total amount of the annual Operating Cost of Common Facilities (as such term is defined in the Master Lease). During the Term, Sublessee agrees to pay the applicable Sublessor’s portion of the annual Operating Cost of Common Facilities determined by Master Landlord as additional rent under this Sublease (the “Additional Rent”). Such obligations shall be determined by in accordance with the Master Lease. Any such payments required by Sublessee pursuant to this subparagraph (c) shall be paid by Sublessee at the same time and in the same manner as Sublessor is obligated to make payments to Master Landlord (including the requirement for monthly payment of estimated amounts and for annual readjustments if the actual amount owed by Sublessee is different from the estimated amounts that Sublessee has paid with respect to any calendar year).

If, as a result of any readjustment or otherwise, it is later determined that the amount paid by Sublessee as Additional Rent is more or less than the amount actually due during the term of this Sublease, then Sublessee or Sublessor, as appropriate, shall reimburse the other for the difference promptly after the amount has been determined. However, Sublessee agrees that Sublessor shall have no duty to audit, review or challenge Sublessor’s share of annual Operating Cost of Common Facilities under the Master Lease, as determined by Master Landlord; provided that Sublessor agrees to cooperate with any request by Sublessee to audit, review or challenge Sublessor’s share of annual Operating Cost of Common Facilities under the Master Lease, as determined by Master Landlord, Sublessee hereby agreeing to pay all out-of-pocket costs of Sublessor incurred in connection therewith provided that Sublessee has approved of such costs in advance. Any dispute arising from said audit shall be governed by the provisions of the Master Lease. The Master Landlord’s computation shall be binding on Sublessee in determining the Additional Rent due hereunder subject to the terms of the Master Lease. Notwithstanding the foregoing, Sublessee may at its sole cost and expense, audit the Operating Cost of Common Facilities as provided for in Section 7D of the Master Lease subject to the conditions set forth therein. Any dispute arising from said audit shall be governed by the provisions of the Master Lease.

(d)	Rent Tax. Sublessee agrees to pay to Sublessor, at the same time and in the same manner as Base Rent, Additional Rent and other charges due hereunder, all sales and use taxes and excise taxes imposed or levied from time to time upon all payments to be made by Sublessee hereunder, if any.

(e)	Past Due Amounts. Sublessor may impose a late charge, due on demand, of five (5%) percent of any installment of Base Rent that is not received within ten (10) days after it is due. Any such late charge is in lieu of interest on such installment, but it otherwise is in addition to, and does not waive or limit, or otherwise impair, any other right or remedy of Sublessor.

(f)	Security Deposit. Simultaneously with the execution of this Sublease, Sublessee shall deliver to Sublessor the sum of Twenty-Four Thousand Two Hundred Forty and 58/100 Dollars ($24,240.58) (“Security Deposit”). The Security Deposit may be commingled with other funds of Sublessor. Any interest or investment earnings on the Security Deposit are the property of

Sublessor. The Security Deposit is held by Sublessor solely as security for Sublessee’s performance of Sublessee’s obligations under this Sublease. If an Event of Default occurs under this Sublease, Sublessor, without waiving, limiting, or otherwise impairing any other rights or remedies, may apply the Security Deposit to any reasonable expenses, damages, or liabilities actually incurred by Sublessor as a result thereof. Sublessee within ten (10) days after Sublessee’s receipt of demand shall restore the Security Deposit to its original amount. If any late charge is not paid on demand, it may be deducted from the Security Deposit, with notice. Upon the expiration or earlier termination of this Sublease (unless such termination is the result of Sublessee’s default hereunder), provided that Sublessee has paid all sums due as of such date to Sublessor as provided under this Sublease and is not otherwise in default with respect to the terms and conditions of this Sublease, Sublessor shall return the Security Deposit (or such portion thereof remaining after application by Sublessor in accordance with this Paragraph 2(f)) to Sublessee within twenty (20) days from the date of expiration or earlier termination.
3.	Use. The Sublease Premises shall be used and occupied by Sublessee only for general office purposes and other uses permitted under the Master Lease; provided, however, that Sublessee shall be entitled to use the Sublease Premises as a call center..
4.	Master Lease. This Sublease is subject and subordinate to the Master Lease. Sublessee covenants and agrees that Sublessee shall not by any act or omission, or by any failure to perform its obligations under this Sublease, cause any default to occur in the Master Lease, and, subject to the terms of this Sublease, Sublessee shall perform all of the obligations of Sublessor as Tenant under the Master Lease which relate to the Sublease Premises as and when required under the Master Lease to the extent such obligations accrue during the Term; provided, however, that nothing contained herein shall require Sublessee to (i) pay any rent due to Master Landlord under the Master Lease, or (ii) restore the Sublease Premises to the condition the same existed on the commencement of the Master Lease. Sublessor shall comply with the terms of the Master lease. Sublessee hereby covenants to abide by all of the terms and provisions of the Master Lease as same pertain to the Sublease Premises and Sublessee agrees to assume all liabilities and obligations of Sublessor under the Master Lease, except as expressly provided herein, to the extent such liabilities and obligations accrue during the Term of this Sublease.

Sublessee recognizes that pursuant to the Master Lease, the Master Landlord retained certain rights, privileges, reservations, and benefits with respect to the Building and, more particularly, the Sublease Premises. Sublessee hereby consents and agrees to such rights, privileges, reservations and benefits as set forth in the Master Lease. Nothing contained herein shall be construed or interpreted as limiting the rights or privileges of Master Landlord arising under the Master Lease or by operation of law nor creating any new obligations on Master Landlord under the Master Lease.

Sublessor warrants and represents that it has not received any notice(s) of default under the Master Lease and to the best of Sublessor’s knowledge neither Master Landlord nor Sublessor is in default under the Master Lease and no condition exists which with the passage of time or the giving of notice or both would constitute a default. Sublessor represents that the copy of the Master Lease attached hereto as Exhibit “A” is a true and complete copy of the Master Lease, and Sublessor has not assigned or pledged its interest in the Master Lease.

Sublessee shall be entitled to the benefit of any services furnished by the Master Landlord under the terms of the Master Lease (subject to all of the terms, provisions, and limitations of the Master Lease); provided, however, Sublessor shall have no responsibility with respect to such services and Sublessee shall look solely to Master Landlord with respect thereto.

Sublessee agrees that Sublessor shall not be liable to Sublessee for damages, delay or for any other claims which result from a breach by Master Landlord under the Master

Lease, or that are due to the Master Landlord’s failure to perform under the Master Lease as and when requested thereby. Sublessee agrees to look solely to the Master Landlord (and not to Sublessor) for performance by Master Landlord for all obligations under the Master Lease. If Sublessee reasonably believes in good faith that Master Landlord has failed to perform any obligations with respect to the Sublease Premises, Sublessee shall give notice thereof to Master Landlord and Sublessor. In the event of any default or failure of performance by Master Landlord under the Master Lease, Sublessor agrees, upon receipt of notice from Sublessee, to make demand upon Master Landlord to perform its obligations under the Master Lease; provided, however, that Sublessee shall bear all reasonable out-of-pocket costs and expenses of Sublessor in connection therewith provided that Sublessee has approved of such costs in advance, and Sublessor shall not be required to expend any funds or incur any out-of-pocket costs in connection with making any such demand upon Master Landlord. Sublessor further agrees, if requested by Sublessee, to cooperate with Sublessee in undertaking any reasonable legal action to enforce said obligations against Master Landlord related to the Sublease Premises provided that Sublessee shall bear all reasonable out-of-pocket costs and expenses of Sublessor in connection therewith (including reasonable attorneys’ fees and expenses and court costs) provided that Sublessee has approved of such costs in advance, and Sublessor shall not be required to expend any funds or incur any costs in connection with any such legal action.

Sublessor shall not terminate the Master Lease or mutually agree with the Master Landlord to rescind the Master Lease, without Sublessee’s prior written consent, which shall not be unreasonably withheld or delayed. Sublessor shall not enter into or make any material modification or amendment to the Master Lease without Sublessee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Sublessee shall consent to any termination or rescission of the Master Lease if Master Landlord agrees to enter into a direct lease with Sublessee for a term equal to the remaining term of this Sublease and containing provisions which do not materially increase any obligation of Sublessee with respect to the Sublease Premises.
5.	Assignment and Subsubletting. Sublessee shall not pledge or assign this Sublease, or subsublease all or any part of the Sublease Premises, or allow any encumbrance or transfer of the Sublease or Sublessee’s interest in the Sublease Premises (whether voluntarily or by operation of law), or allow any other person or entity other than Sublessee to occupy all or any part of the Sublease Premises without the prior written consent of Sublessor and Master Landlord to the extent such consent is required under the Master Lease. Any transfer(s) of the aggregate of the controlling interest in the Sublessee or other transfer as defined in the Master Lease shall be deemed an assignment of the Sublease.

In connection with any request for Sublessor’s consent required by this Paragraph 5, Sublessee shall provide such financial and other information as Sublessor or Master Landlord shall reasonably request in order to evaluate Sublessee’s request. If consent is granted it shall not be effective unless and until such assignee or subsublessee has assumed in writing all of the Sublessee’s obligations hereunder, and satisfied any additional requirements of Sublessor or Master Landlord . In the event of any such assignment or subsublease the Sublessee shall remain obligated to Sublessor for payment of all amounts and performance of all obligations hereunder. Notwithstanding the foregoing, subject to compliance with the terms and conditions of the Master Lease, Sublessee may assign this Sublease, without Sublessor’s prior written consent, to (i) any entity which purchases substantially all of the assets of Sublessee, or (ii) any entity which Sublessee merges into.

6.	Build Out of Sublease Premises by Sublessor. Sublessee acknowledges and agrees that Sublessor shall deliver and Sublessee shall accept the Sublease Premises in their “AS IS” “WHERE IS” condition, without any representation or warranty (whether express or implied) from Sublessor. Notwithstanding the foregoing, Sublessor agrees that prior to the Commencement Date, Sublessor, at Sublessor’s expense, shall (i)

repair, or cause to be repaired, the roof leak in the center stairwell of the Sublease Premises, (ii) repair or replace the leaking ceiling tiles in the mezzanine level of the Sublease Premises, and (iii) have the Sublease Premises professionally cleaned.

Notwithstanding the foregoing, Sublessor and Sublessee acknowledge and agree that, with respect to those items of furniture, fixtures and equipment listed on Exhibit “C” attached hereto (collectively, the “FF&E”), upon delivery of possession of the Sublease Premises to Sublessee, Sublessor shall convey to Sublessee title to such FF&E for and in consideration of One Dollar ($1.00) free and clear of all liens, claims or encumbrances, but without any warranty as to fitness for a particular purpose or otherwise. Sublessee and Sublessor further acknowledge and agree that the items of FF&E as listed on Exhibit “C” attached hereto is complete and accurate and has been verified to each party’s satisfaction. Upon Sublessor’s conveyance of the FF&E and Sublessee’s acceptance of the Sublease Premises, Sublessor shall have no further liability for the FF&E of any kind whatsoever. Sublessee and Sublessor agree that the “FF&E” shall not include the Sublessor Property as defined below, which Sublessor Property shall be removed by Sublessor, at Sublessor’s sole cost and expense, from the Sublease Premises prior to the Commencement Date. For purposes hereof, the Sublessor Property shall mean: (i) seventeen (17) Cisco switches, (ii) the computer firewall, (iii) four (4) battery back ups, (iv) four (4) Dell servers, (v) the GC Dialer, (vi) the Mitel Phone Switch, and (vii) the AS 400.

7.	Alterations by Sublessee. Sublessee shall not make any alterations, installations, improvements, additions, or other physical changes to the Sublease Premises, without Sublessor’s and Master Landlord’s prior written consent, to the extent Master Landlord’s consent is required the Master Lease. If required by Sublessor or Master Landlord, Sublessee shall remove any or all alterations and additions made by Sublessee prior to expiration of this Sublease and shall repair all damage occasioned thereby and restore the Sublease Premises to the condition that existed on the Commencement Date. Sublessee shall complete any of its work in a good and workmanlike manner in accordance with all building codes and regulations, sound construction practices, and as required under the Master Lease. Sublessee shall not permit any liens to be filed against the Building or any portion thereof, nor shall Sublessee have the power to subject Master Landlord’s interests in the Building to any mechanics’ liens.

8.	Indemnifications. Sublessee will, at all times during and after the term of this Sublease, indemnify, defend and hold harmless the Sublessor and Master Landlord from all losses, damages, claims, suits, liabilities and expenses (including claims for workmen’s compensation) which may arise or be claimed against Sublessor and/or Master Landlord by or in favor of any persons, firms, corporations or other entities (“Third Parties”), for injuries or damages to the person or property of such Third Parties, consequent upon or arising from the use or occupancy of the Sublease Premises, or consequent upon or arising from Sublessee’s failure to comply with any laws, statutes, ordinances, codes, rules or regulations or the terms of the Master Lease incorporated herein, or from any negligence or misconduct of Sublessee, its agents, employees or invitees, except to the extent that any such injuries or damages are caused by the gross negligence or willful misconduct of Sublessor, its agents, employees or invitees. Sublessee agrees to obtain and keep in full force and effect during the Term insurance in the amounts set forth in the Master Lease, naming Sublessor and Master Landlord as additional insureds, with waiver of subrogation. Sublessee shall provide Sublessor and Master Landlord with certificates of insurance in form required by the Master Lease as to all policies required hereby.

Sublessor shall, at all times during and after the Term of this sublease, indemnify, defend and hold harmless Sublessee from all losses, damages, claims, suits, liabilities and expenses which may arise or be claimed against Sublessee by or in favor of any Third Parties, for injuries or damages to the person or property of such Third Parties, consequent upon or arising from Sublessor’s use or occupancy of the Sublease Premises prior to the Commencement Date, or consequent upon or arising from Sublessor’s failure to comply with any laws, statutes, ordinances, codes, rules or regulations or the terms of the Master Lease incorporated herein, or from any gross negligence or intentional misconduct of Sublessor, its agents, employees, or invitees, except to the extent that any such injuries or damages are caused by the acts or omissions of Sublessee, its agents, employees, or invitees.

9.	Brokerage. Sublessee and Sublessor represent and warrant each to the other that such party has not dealt or consulted with any real estate broker or agent in connection with this Sublease other than Cushman & Wakefield of Florida, Inc. and Trammell Crow Company (collectively hereinafter referred to as the “Disclosed Brokers”) and each agrees to indemnify and hold the other party harmless from and against any claims by any real estate broker or agent other than the Disclosed Brokers claiming a commission or other form of compensation by virtue of having dealt with the party in breach of the foregoing warranty and representation with regard to this leasing transaction. Sublessor shall be solely responsible for payment owed to the Disclosed Brokers only upon consummation of this Sublease. Payment of the commission shall be made as and when required by the terms of a separate agreement between Sublessor and Disclosed Brokers.

10.	Default. Sublessee shall be in default hereunder if (a) Sublessee fails to pay when due any rent or any other sum to be paid by Sublessee hereunder and such failure continues for five (5) days after Sublessee’s receipt of written notice from Sublessor; (b) Sublessee fails to observe and perform any of the other terms, covenants, or conditions of this Sublease or the Master Lease relating to the Sublease Premises or the common areas of the Building and such failure continues for ten (10) days after Sublessee’s receipt of written notice thereof from Sublessor; or (c) Sublessee abandons or deserts, the Sublease Premises; or (d) if Sublessee shall assign this Sublease or sub-sublet any portion of the Sublease Premises, except as permitted herein; or (e) if any petition shall be filed by or against Sublessee to declare Sublessee bankrupt or to delay, reduce, or modify Sublessee’s debts or obligations or if any petition shall be filed or other action taken to reorganize or modify Sublessee’s capital structure which is not dismissed within sixty (60) days; or (f) if Sublessee admits in writing its inability to pay its debts, or if a receiver, trustee or other court appointee is appointed for all or a substantial part of Sublessee’s property which is not dismissed within sixty (60) days; or (g) if the leasehold interest of Sublessee is levied upon or attached by process of law; or (h) if Sublessee makes an assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any proceedings are filed by or against Sublessee to declare Sublessee insolvent or unable to meet its debts which is not dismissed within sixty (60) days; or (i) if a receiver or similar type of appointment or court appointee or nominee of any name or character is made for sublessee or its property which is not dismissed within sixty (60) days.

In the event of any default by Sublessee, Sublessor shall be entitled to any and all rights and remedies available at law or in equity, to Master Landlord under the Master Lease, and Sublessee shall indemnify and hold harmless Sublessor against and from any liabilities of Sublessor to Master Landlord occasioned thereby. Any cure period which Sublessee may have as a result of the incorporation of the Master Lease shall be deemed for purposes hereof to be reduced by three (3) days.

11.	Fire or Casualty/Eminent Domain. In the event the Sublease Premises shall be destroyed or so damaged or injured by fire or other casualty, the provisions of the Master Lease shall apply, such that Sublessee will look only to Master Landlord for reconstruction of the Sublease Premises if and to the extent provided for therein, and there shall be no abatement of rent hereunder unless rent is also abated with respect to the Premises under the Master Lease. If the damage is not repaired within the time period required by the Master Lease, then Sublessee shall have the right to exercise any right of termination provided in the Master Lease, this Sublease shall terminate on the same date as the Master Lease is terminated.

If the whole or any part of the Sublease Premises shall be acquired by eminent domain, then and in that event this Sublease shall terminate if and to the extent that the Master Lease shall terminate as to the Sublease Premises, and Sublessee shall have no claim against Sublessor, Master Landlord or the condemning authority for any award for such taking.

12.	Attorneys’ Fees. In connection with any litigation arising out of this Sublease, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees, which reasonable attorneys’ fees shall include, but not be limited to, those reasonable attorneys’ fees incurred by such prevailing party for the services of its attorneys through all trial and appellate levels and post-judgment proceedings.

13.	Notices. In every instance where it shall be necessary or desirable to send notices to Sublessor or Sublessee, such notices shall be sent or delivered to the Sublessor at the address set forth on the first page of this Sublease with a copy to Greenberg Traurig, LLP, Attention: Gerald Baxter, Esq., 3290 Northside Parkway, N.W., Suite 400, Atlanta, Georgia 30327, and to Sublessee at the address set forth on the first page of this Sublease with a copy to the address of Sublessee set forth on the first page of this Sublease with a copy to the Sublease Premises. All notices and communications to Master Landlord shall be sent or delivered to Master Landlord in accordance with the Master Lease. Master Landlord shall be provided with copies of all notices of default sent by either Sublessee or Sublessor to the other party. The parties may change their notice address upon written notice to the other parties at its listed designated address. Notices shall be in writing, and shall be mailed registered or certified mail, return receipt requested, or delivered by hand delivery or overnight delivery service, postage prepaid, or by facsimile transmission to any designated numbers, and shall be deemed given on the earliest to occur of (i) the day of receipt thereof (or refusal to accept), or (ii) the day following the timely deposit with an overnight delivery service before its deadline for the next-day delivery, or (iii) three (3) business days after mailing certified mail, return receipt requested and postage prepaid to the address indicated.

14.	Condition of Sublease Premises. Subject to the other provisions of this Sublease, Sublessee acknowledges that the Sublease Premises are in good condition and free of defects, and that they are in safe condition reasonably suited to Sublessee’s purposes, Sublessee accepts the Sublease Premises in its existing “as is” condition without any warranty or representation by Sublessor. Sublessee agrees to return the Sublease

Premises to Sublessor upon expiration or termination of this Sublease in the same good condition, subject only to ordinary wear and tear and damage by casualty. During the entire Sublease term Sublessee shall keep the Sublease Premises (including, but not limited to, the HVAC, electrical, plumbing and other systems serving the Sublease Premises) in good condition and shall not allow any damage, deterioration, or loss to occur with respect thereto, other than ordinary wear and tear and damage by casualty. Sublessee hereby assumes all obligations of Sublessor under that certain HVAC maintenance contract for the Sublease Premises for the Term of this Sublease. Sublessee and Sublessor agree to execute any documentation necessary to evidence such assumption by Sublessee and to evidence the release of Sublessor therefrom.
15.(a)	Sublessee’s Warranties and Representations.

Sublessee warrants and represents that: (i) Sublessee is a Delaware limited liability company authorized to do business in Florida; (ii) the persons executing this Sublease on behalf of Sublessee have been duly authorized to do so; and (iii) this Sublease is fully enforceable against and binding upon Sublessee in accordance with its terms.

(b)	Sublessor’s Warranties and Representations.

Sublessor warrants and represents that: (i) Sublessor is a Delaware corporation; (ii) the persons executing this Sublease on behalf of Sublessor have been duly authorized to do so; and (iii) the Sublease is fully enforceable against Sublessor in accordance with its terms, subject to Master Landlord’s consent to the Sublease, which shall be a condition precedent to its effectiveness; (iv) to Sublessor’s knowledge, without independent inquiry or investigation, Sublessor has good and marketable leasehold title to the Sublease Premises pursuant to the Master Lease; (v) as of the Commencement Date, (1) Sublessor is not aware of, nor has Sublessor received any notice of any violation of the terms and provisions of the Master Lease, or any violation of any applicable building code, zoning, fire regulation or any other law or regulation of any municipal, county, state, or federal or other applicable governmental authorities pertaining to the Sublease Premises, and (2) to Sublessor’s knowledge, without independent inquiry or investigation, the air conditioning and heating, plumbing and electrical wiring systems within the Sublease Premises are in good working condition. For purposes hereof, “Sublessor’s knowledge” shall mean the actual knowledge of Scott Tsanos or Jason LaCourt.
16.	Non-Waiver. Failure of Sublessor or Sublessee to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or subsequent defaults of the same nature, and Sublessor or Sublessee, as the case may be, shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder either in law or in equity. Acceptance of rent by Sublessor from Sublessee shall not be deemed a waiver of any default hereunder.

17.	Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present a health risk to persons exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County public health unit.

18.	Approval of Sublease by Master Landlord. This Sublease is expressly contingent upon the approval by Master Landlord of this Sublease, subject to the conditions set forth in Section 21 of the Master Lease. Notwithstanding the fact that Sublessor has executed this Sublease, if Master Landlord does not approve this Sublease, it shall be null and void and of no effect. Sublessor makes no representations or warranties that Master Landlord will approve this Sublease.

19.	Consent of Master Landlord. Sublessee hereby acknowledges that whenever Master Landlord’s consent or approval is required, the same may be arbitrarily withheld except as specifically stated otherwise in the Master Lease.

20.	Sublease Non-Recordable. Neither this Sublease nor any memorandum hereof or reference hereto will be recorded by or on behalf of Sublessee in the Public Records of Broward County, Florida.

21.	Miscellaneous. This Sublease contains the entire agreement between the parties and supersedes all previous negotiations and understandings leading thereto. This Sublease may be modified only by an agreement in writing signed by Sublessor and Sublessee. This Sublease shall be governed by Florida law, and shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns. Sublessor and Sublessee hereby consent to the jurisdiction of the courts and the State of Florida and agree that Broward County, Florida shall be proper venue in connection with any litigation between the parties concerning or arising under this Sublease or the Sublease Premises. Exhibits attached hereto are incorporated herein and made a part hereof by reference.

22.	Quiet Enjoyment. So long as Sublessee is not in default under this Sublease beyond any applicable grace or cure period and observes and performs all of the covenants, terms, and conditions under this Sublease on Sublessee’s part to be observed and performed, Sublessee may occupy and use the Sublease Premises without disturbance by the Sublessor, its successors and assigns, or any party claiming by, through or under Sublessor, subject to the terms and conditions of the Master Lease.

23.	Sublessor Default. Sublessor shall be in default of this Sublease if (i) Sublessor is in default under the Master Lease (beyond any applicable grace period), or (ii) Sublessor fails or refuses to perform any provisions of this Sublease that it is obligated to perform, if the failure to perform is not cured within ten (10) days after written notice specifying the default has been given by Sublessee to Sublessor. Sublessee, at any time after Sublessor commits a default which Sublessor fails to timely cure, can cure the default at Sublessor’s cost or seek to specifically enforce the obligations of Sublessor under this Sublease. If Sublessee, at any time, by reason of Sublessor’s default, pays any sum or does any reasonable act that requires the payment of any sum, the sum paid by Sublessee shall be due from Sublessor to Sublessee within thirty (30) days following Sublessor’s receipt of written notice from Sublessee of the amount due. Sublessee shall have the right to deduct such sum from the rent due hereunder if Sublessor fails to reimburse Sublessee as provided herein. Any and all rights, remedies and options given in this Sublease to Sublessee shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect.

24.	Sublessor’s Lien. Sublessor does hereby subordinate any and all lien rights which Sublessor may now have or hereinafter acquire (whether provided under this Sublease, applicable statutes, common law, or otherwise) in all furniture, fixtures, equipment, chattels, inventory, and other personal property of Sublessee which may be located in the Sublease Premises (including, without limitation, all accounts receivable of Sublessee), to all lien rights, and security interests which may be held by any seller, lessor, or lending institution which (i) provides financing to Sublessee secured by any of such items, or (ii) provides such items or the funds to purchase or lease the same. This subordination provision is hereby declared by Sublessor and Sublessee to be self-operative and no further instrument shall be required to effect such subordination of Sublessor’s lien rights; provided, however, that Sublessor shall execute any and all documentation which may be reasonably requested by Sublessee to confirm the subordination of Sublessor’s lien rights in relation to said items.

25.	Subordination. Sublessor represents to Sublessee that Sublessor has not previously executed a subordination, non-disturbance and attornment agreement (“SNDA”) in favor of the holder of any mortgage encumbering the Sublease Premises. In the event that Sublessor is required to execute any such SNDA in the future, Sublessor shall provide Sublessee with a copy of the form SNDA within a reasonable to permit Sublessee to review and make comments to the same. Notwithstanding the foregoing, Sublessee hereby acknowledges that Sublessor shall not be required to obtain the consent of Sublessee as a condition to delivering any such SNDA to any holder or Master Landlord, if Sublessor is required to deliver such SNDA under the terms of the Master Lease.

26.	Estoppel Certificates. (a) Sublessee agrees that it will, at any time and from time to time, within fifteen (15) days following written notice by Sublessor specifying that it is given pursuant to this section, execute, acknowledge and deliver to Sublessor a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and stating the modifications), and the date to which the rent and any other payments due hereunder from Sublessee have been paid in advance, if any. Said certificate shall also state whether or not to the best of knowledge of Sublessee the Sublessor is in default in performance of any covenant, agreement or condition contained in this Sublease, and if so, specifying each such default of which the Sublessee has knowledge.

(b)	Sublessor agrees that it will, at any time and from time to time, within fifteen (15) days following written notice by Sublessee specifying that it is given pursuant to this section, execute, acknowledge and deliver to Sublessee a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and stating the modifications), and the date to which the rent and any other payments due hereunder from Sublessee have been paid in advance, if any. Said certificate shall also state whether or not to the best of knowledge of Sublessor the Sublessee is in default in performance of any covenant, agreement or condition contained in this Sublease, and if so, specifying each such default of which the Sublessor has knowledge.

27.	Consents. The parties agree that all consents which are required for the use and occupancy of the Sublease Premises in accordance with the terms of this Sublease and in accordance with all laws, statutes, and ordinances, shall be provided by the parties in order to carry out the terms and the purpose of this Sublease. Unless otherwise specified, in all instances in this Sublease where consent of a party to this Sublease is required, such party shall not unreasonably withhold, condition or delay such consent.

28.	Jury Waiver. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OR, UNDER OR IN CONNECTION WITH THIS SUBLEASE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUBLESSOR.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed as of the date set forth above.

Witnesses:	SUBLESSOR:

Nancy E. Cooper	ASSET MANAGEMENT OUTSOURCING, INC., a Delaware corporation

Lenita B. Coker	By: /s/ Scott Tsanos

Name: Scott Tsanos

Title: Vice-President, CFO

Witnesses:	SUBLESSEE:

Ivette Furtado	UNITED STATES PHARMACEUTICAL GROUP, LLC, a Delaware limited liability company

Chris Drew	By: /s/ Timothy Fairbanks

Name: Tim Fairbanks

Title: CFO

EXHIBIT “A”
MASTER LEASE

EXHIBIT A
PLANTATION SHOPPING CENTER

Lessee:	ASSET MANAGEMENT OUTSOURCING INC a Delaware corporation
INDEX

SUBJECT	PARAGRAPH NO.

AFFIRMATIVE COVENANTS—Tenant	13
ALTERATIONS	12
ASSIGNING, MORTGAGING, SUBLETTING	21
AUTHORITY	41
SROKERS	34
CAPTIONS	37
CHOICE OF LAW	42
COMMON AREAS AND FACILITIES	7
CONDEMNATION	30
CONSTRUCTION, ADDITIONAL	29
CUSTOM AND USAGE	27
DAMAGE TO PREMISES	17
DEFAULT
Events of	24
Rights of Landlord	25
DEMISED PREMISES	1
Use of	4
EXCULPATION	36
FINANCING AGREEMENT	26
INSURANCE	10
INDEMNIFICATION, PUBLIC LIABILITY
INSURANCE AND OTHER INSURANCE	18
INTERPRETATION	35
JOINT OBLIGATION	39
LANDLORD’S ACCEPTANCE	44
MODIFICATION	38
NEGATIVE COVENANTS — Tenant	14
NOTICES	31
QUIET ENJOYMENT	33
RENT
Minimum	5A
Annual Adjustment of	5B
Percentage	5C-H
RADON GAS	43
REPAIRS	11
RIGHTS—Landlord	16
SECURITY DEPOSIT	6
SIGNATURE	38
SIGNS	15
SUBORDINATION	22
SUCCESSORS AND ASSIGNS	32
SUPPLEMENTAL CODE COMPLIANCE PROVISION	45
SURRENDER AND HOLDING OVER	28
TAXES	9
TENANT’S COVENANTS	23
TERM AND POSSESSION	3
Commencement of	2
TIME IS OF THE ESSENCE	40
TRADE FIXTURES	20
UTILITIES	8
WAIVER OF CLAIMS	19

RIDER #1 -	Addendum to Lease

RIDER #2 -	Option to Renew

[STRIKE THROUGH]

RIDER #4 -	Exhibits “A” & “B”

RIDER #5 -	Parking Plan

RIDER #6 -	Landlord’s Workletter

RIDER #7 -	Critical Path

Rider #8 -	Operating Expense and real estate tax exclusions

PLANTATION SHOPPING CENTER
THIS LEASE made this 16 day of Jan, 1999 by and between FTL/ED PLANTATION LTD., a Flonda limited partnership. hereinafter referred to as “Landlord” and ASSET MANAGEMENT OUTSOURCING, INC . hereinafter referred to as “Tenant”:
Introductory Provisions
Certain fundamental lease provisions are presented here solely to facilitate convenent reference by parties hereto:

a)	Tenant’s Trade Name:	Asset Management Outsourcing

b)	Main Term:	Approximately -6- years, and -0- months Expires: 72 months from turnover

c)	Tenant Space Number	21A1/25AB Address 7067C West Broward Boulevard Plantation, Florida 33317

d)	Est. GLA in premises:	Approximately 36.000 square feet subject to architechtural drawings

e)	Tenant’s interior Improvements
	Construction Commencement Date:	Upon turnover

f)	Tenant’s Construction Period:	-0- days

g)	Minimum Rent:	$343 800.00 Per year

$26,650.00 Per month

h)	Percentage Rent:	Not applicable percent on Gross Sales

i)	Rent Commencement Date:	Upon receipt & Certificate of Occupancy from the City of Plantation

j)	CAM Commencement Date:	Upon receipt a Certificate of Occupancy from the City of Plantation

k)	Security Deposit:	$81,090.00

l)	Other Sums Payable:	Est. Florida Sales Tax $27,540.00

	(first year)	Est. Real Estate Tax $54,000.00

Est. Insurance $13,320.00

Est. Common Area Maintenance $47,880.00

(Sales tax will be payable as required by State of Florida on all additional rent such as C.A.M. Real Estate Tax reimbursement, Insurance and all other charges so set forth in this lease.)

m)	Use Summary:	Insurance claims office and headquaters.

1. DEMISED PREMISES:
Landlord leases to Tenant and Tenant rents from Landlord those certain premises, now or hereafter to be erected in the Shopping Center known as PLANTATION SHOPPING CENTER having a gross leasable area of approximately 241,800 square feet (hereinafter referred to as “Shopping Center”) located at 7067C West Broward Boulevard Plantation FL 33317, State of Florida, which premises are more particularly described as follows: A store having a width of approximately 178 feet, said measurements being from center of partition to center of partition, except that in the event Demised Premises is an end store, measurements shall include full width of and wall, and a depth of approximately 215 feet, outside dimensions (all hereinafter collectively called “Demised Premises”). The boundaries and location of the Demised Premises are outlined in red in a diagram of the Shopping Center, which is attached hereto and made a part hereof and marked “EXHIBIT A”. Said Exhibit sets forth the general layout of the Shopping Center and shall not be deemed to be a warranty, representation or agreement on the part of Landlord that said Shopping Center Will be exactly as indicated on said diagram. Landlord may increase, reduce or change the number dimensions of locations of the walks buildings and parking areas as Landlord shall deem proper and reserves the right to make alterations or additions to and to build additional stores on the building in which the Demised Premises are contained and to add buildings adjoining same of elsewhere in the Shopping Center as long as such changes do not materially affect Tenants ability to occupy and conduct its business activities within the Demised Premises.
     The use and occupation by Tenant of the Demised premises shall include the right to the non-exclusive use in common with others, of all such automobile parking areas, driveways, truck and service courts, walks and other facilities designated for common use as have been installed by Landlord, and of such other and further facilities as may be provided or designated from time to time by Landlord for common use, subject, however, to the terms and conditions of this lease and to reasonable rules and regulations for the use thereof, as prescribed from time to time by Landlord.
2. COMMENCEMENT OF TERM AND POSSESSION:
     A. Landlord warrants that it is the owner of the tract of land shown on Exhibit “A”.
     B. The term of this Lease shall commence upon receipt of Certificate of Occupancy. [STRIKE THROUGH] In the event Tenant shall be required to open for business on a day other than the first day of the month then the rent shall be payable pursuant to Paragraph 5A of this Lease for the fractional proportion thereof on the basis of a thirty (30) day month and the term of the Lease shall commence on the first day of the month next succeeding. Tenant shall, upon request of Landlord, execute and deliver to Landlord a written declaration in recordable form stating and insuring the commencement and termination date thereof and certifying that the Lease is in full force and effect and there are no defenses or offsets thereto or stating those claimed by Tenant.
     C. Tenant agrees that upon receiving notice from Landlord that Demised Premises are ready for Tenant. Tenant will, with due diligence. proceed to install such fixtures and equipment and to perform such other work as shall be necessary or appropriate in order to prepare the Cemised Premises for the opening of business. In the event that Tenant does not open Demised Premises for the conduct of its business within sixty (60) days after turnover by Landlord, then, Landlord, in addition to all other remedies hereunder, shall have the option of terminating this Lease by giving Tenant written notice of such termination, whereupon this Lease shall be terminated, unless by the date of giving of said written notice Tenant shall have opened the Demised Premises for the conduct of its business. [STRIKE THROUGH]

     D. Landlord agrees that upon the date of delivery of possession to the Tenant, Demised Premises shall be free of all violations, orders or notices of violations of all public authorities.
     E. By occupying the Demised Premises as a Tenant, or by installing fixtures, facilities or equipment or performing finishing work and interior improvements. Tenant shall be deemed to have accepted the Demised Premises, subject to punch list items which Landlord must remedy within a reasonable period of time.
3. LENGTH OF TERM:
The term of this Lease shall be for six (6) years and zero (0) months following the commencement of the term, as defined in paragraph 2 above, unless sooner terminated or extended as hereinafter provided. [STRIKE THROUGH]
     The sum of $ 40,545.00 representing one(1) months’ rental at the signing of this Lease, which sum shall be credited toward the first (1st) month’s rent payable under the terms of Paragraph 5A of this Lease, receipt of which is hereby acknowledged, shall be non-refundable and shall be retained by Landlord as consideration for the execution of this lease in the event that Tenant should cancel or default under the terms of this Lease after commencement of construction of the Shopping Center in which the Demised Premises are located.
4. USE OF PREMISES:
     A. Tenant shall use the Demised Premises solely for the purpose of operating an insurance claims office. [STRIKE THROUGH] Tenant shall not use or permit or suffer the use of the Demised Premises for any other business or purpose.
     B. [STRIKE THROUGH] Landlord shall have the right to recapture the space at any time if said Tenant does not operate for a period of sixty (60) days of longer.
5. RENTAL:
     A. MINIMUM RENTAL: Tenant covenants and agrees to pay Landlord a minimum annual rental of Three Hundred Forty Three Thousand Eight Hundred and NO/100 DOLLARS $ 343,800.00) plus sales tax or any other change which may be made on the rental by any federal, state or local governmental authority, payable in equal monthly installments without notice, deduction or set-offs, on the first day of each calendar month during the term hereof. Such minimum rent shall commence to accrue upon the date of receipt of a Certificate of Occupancy for the Premises, said date being herein sometimes referred to as the “Rental Commencement Date”. The first rental payment date hereunder shall be the first day of the first calendar month following the Rental Commencement Date and shall include, in addition to one full month’s advance rent, a prorated amount applicable to the period from the Rental Commencement Date to such rental payment date. Notwithstanding the foregoing, if the Rental Commencement Date is the first day of a calendar month, in that event, the first full month’s advance rent shall be due and payable. The minimum rental under this paragraph shall be adjusted annually pursuant to Paragraph 5B.
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     G. RELATIONSHIP OF PARTIES: It is agreed that Landlord shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of Tenant in the conduct of its business, nor shall Landlord be liable for any debts incurred by Tenant in the conduct of its business. Nothing in this Lease contained shall be deemed or construed to confer upon Landlord any interest in the business of the Tenant. The relationship of the parties during the term of this Lease shall be at all times that of Landlord and Tenant.
     H. TIME AND PLACE OF PAYMENT: Tenant shall promptly pay all rentals and other charges due hereunder and render all statements herein prescribed at the office of the Landlord or Landlord’s agent. FTL/ED PLANTATION LTD. a Florida limited partnership c/o Stiles Accounting Department 6400 N. Andrews Avenue, 5th Floor, Fort Lauderdale, FL 33309, or to such other person or corporation. or at such other place as shall be designated by Landlord in writing, on or before the designated due date. If Landlord shall pay any monies or incur any expenses in correction of any violation of any covenant of Tenant herein set forth, the amounts so paid or incurred shall, at Landlord’s option and on notice to Tenant, be considered additional rentals payable by Tenant with the first installment of rental thereafter to become due and payable and may be collected or enforced as by law provided in respect of rentals. Tenant agrees to pay interest of 10% of total rent charges simultaneously with payments made to Landlord after the 5th of each month. Such interest will become due and payable after the 5th of each month and may be collected or enforced as provided under Paragraph 25 of this Lease.
6. SECURITY DEPOSIT:
     A. Simultaneously with the execution of this Lease, the Tenant shall deposit with the Landlord the sum of Eighty One Thousand Ninety and NO/100 DOLLARS ($ 81,090.00) to be held as collateral security for the payment of any rentals and other sums of money payable by Tenant under this Lease, and for the faithful performance of all other covenants and agreements of Tenant hereunder, the amount of said deposit, without interest, to be repaid to Tenant after the termination of this Lease and any renewal thereof, provided Tenant shall have made all such payments, and performed all such covenants and agreements. Upon any default by Tenant hereunder all or part of said deposit may, at Landlord’s sole option, be applied on account of such default, and thereafter Tenant shall promptly restore the resulting deficiency in said deposit. Should Landlord retain said deposit on account of default, the deposit shall in no way be construed as liquidated damages, and Landlord reserves its right to seek any additional damages sustained from default by Tenant. Tenant hereby waives the benefit of any provision of law requiring such deposit to be held in escrow or in trust, and said deposit shall bear no interest, shall be deemed to be the property of Landlord and may be co-mingled by Landlord with its own funds.
     B. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Demised
Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit, and this provision shall also apply to any subsequent transfers.
7. COMMON AREA AND FACILITIES:
     A. All facilities furnished by Landlord in the Shopping Center and designated for the general use, in common, of occupants of the Shopping Center, including Tenant hereunder, their officers, agents, employees and customers, including, but not limited to parking areas, truckway or ways, loading docks, pedestrian sidewalks and ramps, landscaped areas, exterior stairways and other similar facilities shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to change the area, level, location and arrangement of such parking areas and other facilities above referred to, to restrict parking by tenants and their employees to employee parking areas, and to make rules and regulations pertaining to and necessary for the proper operation and maintenance of the common facilities. Landlord shall also have the right from time to time to establish change, after, amend, and enforce against Tenant and the other users of the common facilities such reasonable rules and regulations (including the exclusion of employees’ parking from the common facilities) as in its opinion are necessary or advisable for the proper and efficient operation and maintenance of the common facilities. The rules and regulations may include, without limitation, the hours during which the common facilities shall be open for use. Landlord shall provide Tenant non-exclusive parking as shown on the parking plan (see Rider # 5).
     B. In each lease year, Tenant will pay to Landlord as additional rent hereunder such proportion of Landlord’s operating cost of common facilities as the gross floor area of the Demised Premises bears to the gross leasable ground floor area of all of the buildings of Landlord in the Shopping Center, excluding the gross square footage of those areas leased to major or anchor tenants.
     C. For the purpose of this Paragraph 7, “Landlord’s operating cost of common facilities” is defined as including all reasonable costs and expenses incurred by Landlord in operating, maintaining and repairing said facilities, including, but not limited to, the following: gardening and landscape maintenance, provision of storm water retention, water, sewer service charge, electricity and other utilities, parking area maintenance and repairs (including striping, cleaning, sweeping and resurfacing), cost of public liability, property, damage, fire, flood, windstorms, extended coverage and liability casualty insurance, lighting, sanitary control, removal of trash, rubbish, garbage and other refuse, advertising and promotions, rental for or depreciation on machinery and equipment used in maintenance, payroll taxes, cost of workmen’s compensation and other insurance carried on or with respect to the common area, operation of loudspeaker and music systems, management fee, and the cost of all personnel necessary to implement the foregoing services and necessary to police, control traffic, supply security service, and to maintain and to operate all of the facilities constituting a part of the common area and any other costs payable under the provisions of this Lease; provided, however, that the contributions made by major or anchor tenants toward said common area charges shall be deducted from the “Landlord’s operating cost of common facilities”. The Items set forth on Rider #8 shall specifically be excluded from Landlord’s operating cost of common facilities. Tenant shall have the right to audit Landlord’s books on an annual basis to confirm any overages in Common Area Maintenance.
     D. The annual charge shall be computed on the basis of periods of twelve (12) consecutive calendar months as designated by Landlord, and shall be paid by Tenant in equal installments in advance on the first day of each calendar month in an amount estimated by Landlord. Within ninety (90) days after the end of such twelve (12) month period, Landlord will furnish to Tenant a statement showing in reasonable detail the amount of Landlord’s actual operating costs for the preceding period. Tenant shall either receive a refund or be assessed an additional sum based upon the difference Tenant’s proportionate share of Landlord’s actual operating costs and the estimated payment received by Landlord from Tenant during said year. Any additional sum owed by Tenant to Landlord shall be paid within ten (10) business days of receipt of assessment. Any refund owed by Landlord to Tenant shall be credited toward Tenant’s next month’s rental payment. Landlord’s failure or delay in providing such statement within such ninety (90) day period shall in no way excuse Tenant from its obligation to pay its pro rata share of CAM costs in accordance with this Section 7D.
8. PUBLIC UTILITIES:
     In addition to all rentals herein specified. Tenant shall pay for all utilities, utility impact fees and additional user fees used or consumed in or upon the Demised Premises, and all water and sewer charges, as and when the charges therefore shall become due and payable, and tenant shall pay any garbage or trash collection fee imposed by any governmental authority.
9. TAXES:
     As used herein, the term “Taxes” shall mean and include all real estate taxes, any other taxes, assessments, license and permit fees, charges for any easement maintained for the benefit of the Demised Premises and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof which shall or may from time to time during the term of this Lease be levied, assessed, imposed, become due and payable or liens upon or arise in connection within the use, occupancy or possession of or become due and payable out of, or for, the entire Shopping Center or any part thereof, or any rent or income received therefrom, and any, land, buildings or other improvements therein, including interest on installment payments and all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in contesting Taxes, assessments and/or negotiating with public authorities with respect to the same. For the purpose of this Paragraph  9. the term “Taxes” shall not include any charge (such as water meter charge and the sewer rent based thereon) which is measured by the consumption by the actual user of the item or service for which such charge is made, unless such charge is a charge levied by reason of any operation in or upon the common facilities and is thereby a common facilities charge. Further, nothing herein contained shall be construed to include as Taxes any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord, provided, however, that is at any time during the term of this Lease the methods and/or bases of taxation prevailing at the Commencement Date shall be altered so that in addition to, or in lieu of, or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Shopping Center or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon rents derived from the whole Shopping Center or any portion thereof, then and in any of such events the same shall be included in the computation hereunder of Taxes. The items set forth on Rider #8 shall not be included in “Taxes”.
     Landlord shall pay or cause to be paid (subject to the provisions regarding contributions by Tenant herein set forth) all Taxes which may be levied, assessed or imposed by the lawful tax authorities against the land, buildings or other improvements in the entire Shopping Center. The official tax bill or bills, as the case may be, issued by such lawful taking authorities shall be conclusive evidence as to the amount of any such tax (or installment thereof) levied, assessed or imposed upon the Shopping Center.
     On the first day of each month during the course of this Lease, Tenant shall pay to Landlord, as additional rent in advance, the amount obtained by (i) computing 1/12 of all Taxes levied, assessed or imposed upon the Shopping Center during each tax year in which the month in question falls, (ii) multiplying the sum resulting from the computation in step (i) by a fraction, the numerator of which shall be the floor area of the Demised Premises, and the denominator of which shall be the floor area of all leasable space in the Shopping Center (the resultant amount being hereinafter referred to as the “Per Square Foot Taxes”), the status of such floor area in each instance to be determined as of the first day of the month in question. If on the first day of the month in question the amount of any Tax payable during the then current tax year shall not have been determined by the taxing authorities, then the amount payable by Tenant shall be based on the amount of the corresponding Tax for the immediately preceding tax year, subject to immediate adjustment when the amount of such Tax for the then current tax year shall be determined and Tenant shall pay such adjustment upon being billed therefor by Landlord. If any tax shall be levied, assessed or imposed for any fiscal period which does not contain 12 months, then in making the computation of Tenant’s obligation for Taxes for each month in such fiscal period, there shall be substituted in the computation under step (i), in lieu of 1/12 of such Tax, that fraction thereof arrived at by dividing such Tax by the number of months in such fiscal period.
10. INSURANCE:
     The Landlord will pay in the first instance all premiums for fire, flood, windstorms, extended coverage and liability casualty insurance upon the Shopping Center containing the Demised Premises. Tenant shall pay that portion of said premiums as provided in Section 7.
11. REPAIRS:
     Landlord will keep the foundation, exterior walls and roof of the Demised Premises (excepting any work done by Tenant and excepting any glass or doors, which are the responsibility of the Tenant) in proper repair, provided that in each case Tenant shall have given Landlord prior written notice of the necessity of such repairs. The cost of such repairs performed by Landlord shall be included in the Landlord’s operating cost of common facilities set forth in Paragraph 7C of this Lease. Tenant will keep the interior of the Demised Premises, together with all fixtures and all electrical, plumbing, healing, air conditioning and other mechanical equipment whether located within or on the roof of the Demised Premises, all doors, and all plate glass and door and window glass, in good order and proper repair at its own expense, using materials and labor of kind and quality equal to the original work, and will surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when received, excepting only deterioration caused by ordinary wear and tear and damage by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage. Except as hereinabove provided. Landlord shall have no obligation to repair, maintain, replace alter or modify the Demised Premises or any part thereof, or any plumbing, heating, electrical, air conditioning or other mechanical installation whether located within or on the roof of the Demised Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass. In furtherance of Tenant’s obligation to maintain, repair and replace heating, air conditioning and other mechanical equipment in or serving the Demised Premises. Tenant agrees to obtain and keep in full force during the term of the Lease, or any renewal thereof, a maintenance, repair and service contract on such equipment reasonably satisfactory to Landlord. Notwithstanding anything contained in this lease to the contrary. Landlord agrees to transfer to Tenant any and all manufacturers warranties if any for the HVAC system being installed in Tenant’s Demised Premises.
12. TENANT’S RIGHT TO MAKE ALTERATIONS:
     Tenant covenants and agrees that it will not make any alterations, improvements or additions to the Demised premised during the term of this Lease or any extension thereof without first obtaining the written consent of the Landlord, which shall not be unreasonably withheld or delayed. Tenant will not cut or drill into, or secure any fixture, apparatus or equipment of any kind to any part of the Demised Premises without first obtaining the written consent of the Landlord, which shall not be unreasonably withheld or delayed. All alterations, improvements and additions made by Tenant as aforesaid shall remain upon the Demised Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord, unless Landlord shall, simultaneously with its approval of Tenant’s plans and specifications shall have given written notice to Tenant to remove same, in which event. Tenant shall remove such alterations improvements and additions and restore the Demised Premises to the same good order and condition in which it was at the commencement of this Lease. Should Tenant fail to do so, Landlord may do so, collecting, at Landlord’s option, the cost and expense thereof from the Tenant as additional rent.
13.	AFFIRMATIVE COVENANTS TO TENANT:
     Tenant agrees:
     A. To comply with any and all requirements of any public authorities, and with the terms of any State or Federal statute or local ordinaries or regulation applicable to Tenant or its use of the Demised Premises, and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so.
     B. To give to landlord prompt written notice of any accident, fire, burglary, theft, or damage occurring on or to the Demised Premises.
     C. That all loading arid unloading of goods shall be restricted to the rear of the Shopping Center and only at such times in the areas and through such entrances as may be designated for such purpose by the Landlord. Trailers or trucks shall not be permitted to remain parked overnight in any areas of the Shopping Center, whether loaded or unloaded.
     D. To keep all garbage and refuse in the kind of container specified by Landlord and to place the same outside of the Demised Premises, prepared for collection in the manner and at the times and places specified by Landlord and in accordance with municipal regulations.
     E. To keep the outside areas immediately adjoining the Demised Premised clean and not to burn, place or permit any rubbish, obstruction or merchandise in such areas.
     F. To keep Demised Premises clean, orderly, sanitary and free from objectional odors and from insects. vermin and other pests.
     G. To require Tenant’s employees to park their cars only in these portions of the parking are designated for that purpose by Landlord. If Tenant or Tenant’s employees violate this provision the Tenant agrees to pay Landlord Five ($5.00) Dollars per day per car for the violation.
     H. To conduct its business in the Demisec Premises in all respects a dignified manner and in accordance with high standards of store operation.
     I. To comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time promulgated by Landlord, as Landlord in its sole discretion shall deem necessary in connection with the Demised Premises, the building of which the Demised Premises are a part, or the Shopping Center, including the installation of such fire extinguishers and other safety equipment as Landlord, may reasonably require.
     J. Tenant shall keep the Demised Premises and the improvements thereon at all times during the term hereof free of Mechanic’s and Materialmen’s Liens and other liens of like nature and at all times shall fully protect and hold Landlord harmless against all such liens or claims and against all attorneys fees and other costs is and expenses arising out of or as a result of any such lien or claim. Tenant shall not subject any interest of Landlord or Mechanic’s or Materialmen’s Liens for improvements made by Tenant on the improvements and Tenant shall notify any contractor, subcontractor or supplier making any such improvements or supplying goods and materials to the premises that no lien may attach to the Landlord’s interest in the Demised Premises. A copy of such notice shall be sent to Landlord. Landlord may record a memorandum of this Lease in the public records. In the event a lien is filed against Landlord’s interest in the Demised Premises. Landlord, at its option, may pay all or any part of such lien or claim, and any such payments. Together with interest thereon at the rate of 15% per annum from the time of such payment by Landlord until repayment by Tenant, shall be paid by Tenant as additional rent upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate until paid in full.
     K. To warehouse, store and/or stock in the Demised Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in from or upon the Demised Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Demised Premises as if from time to time reasonably required for Tenant’s business in the Demised Premises.
     L. To be responsible tor and to pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Demised Premises by Tenant.
14.	NEGATIVE COVENANTS OF TENANT:
     Tenant agrees that it will not do any of the following without the prior consent in writing of Landlord:
     A. Use or operate any machinery that, in Landlord’s reasonable opinion, is harmful to the building or disturbing to other tenants in the building of which the Demised Premises is a part: nor shall Tenant use any loud speakers, television, phonographs, radios or other devices in a manner so as to be heard for seen outside the Demised Premises, nor display merchandise on the of the exterior of the Demised Premises either for sale or for promotion purposes.
     B. Do or sutier to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises or any part thereof, or an the building of which the Demised Premises may be a part shall become void or suspended, or whereby the same shall be rated as a more hazardous ask than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder. Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premises on insurance camed by Landlord on the Demised Premises, or any part thereof, or on the building of which the Demised Premises may be a part caused in any way by the occupancy of Tenant.
     C. Attach any awning, antenna or other projection to the roof or the outside walls of the Demised Premises or the building of which the Demised Premises are a part.
     D. Conduct any auction, fire, bankcruptcy or selling-ort sale on or about the Demised Premises.
15.	SIGNS:
     Tenant will not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any part of the outside of the Demised Premises of in the windows, or of the building of which the Demised Premises are a part, or inside the Demised Premises if visible from the outside, without first obtaining Landlord’s written approval thereof; and Tenant (further agrees to maintain such sign, lettering, etc., as may be approved in good condition and repair at all times.
16.	RIGHTS OF LANDLORD:
     Landlord reserves the following rights with respect to the Demised Premises:
     A. At all reasonable times, by itself or its duly authorized agents, to go upon and inspect the Demise Premises and every pan thereof and at its option to make repairs, alterations and additions to the Demised Premises or the building of which the Demised Premises are a part.

     B. To display a “For Rent” sign at any time, and also, after notice from either party of intention to terminate this Lease, or at any time within three (3) months prior to the expiration of this Lease, a “For Rent ” sign, and all of said signs shall be placed upon such part of the Demised Premises as Landlord shall require, except on display windows or door or doors leading into the Demised Premises. Prospective purchasers or tenants authorized by Landlord may inspect the Demised Premises at reasonable hours at any time.
     C. To collect all rents as well as any additional rent and any other charges due Landlord by Tenant, from any receiver, debtor in possession, or trustees which may be appointed for the account of Tenant.
     [STRIKE THROUGH]
17.	DAMAGE TO PREMISES:
     If the Demised Premises shall be partially damaged by any casually insurable under the Landlord’s insurance policy. Landlord shall, upon receipt of the insurance proceeds, provided same are sufficient to cover the cost, and, subject to the rights of any mortgagees. repair the same with reasonable speed, and a just and proportionate part of the rent shall be abated until so repaired. The obligation of the Landlord hereunder shall be limited to the basic building of storefront. If more than fifty (50%) percent of the Demised Premises shall be rendered untenantable or should be damaged as a result of a risk which is not covered by Landlord’s insurance, or if fifty (50%) percent or more of the gross leasable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the Demised Premises may be unaffected by such event, then or in any such event. Landlord may elects to repair the damage or cancel this Lease within ninety (90) days of said occurrence by notice of cancellation to Tenant and Tenant shall vacate the Demised Premises. Unless this Lease is terminated by Landlord. Tenant shall hold the proceeds of all insurance carried by Tenant on its property and improvements in trust for the purpose of repair and replacement in the event Landlord elects to repair the damage any abatement of rent shall and five (5) days after notice by Landlord to Tenant that the Demised Premises have been repaired. If any damage is caused by the negligence of Tenant or its employees the damages shall be repaired by Landlord upon receipt of the insurance proceeds, but there shall be no abatement of rent. In the event that a portion of the Demised Premises is damaged or destroyed so as to substantially interiere with Tenant’s use of premises which damage in landlord determination cannot be remedied within hundred eighty (180) days of destruction. Tenant shall have the right to terminate the lease by written notice to landlord within sixty (60) days of Landlord’s Determination that the Premises cannot be restored within one hundred eighty(180)days.
18.	INDEMNIFICATION, PUBLIC LIABILITY INSURANCE AND OTHER INSURANCE:
     A. Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property occurring in or about, or arising out of the Demised Premises and adjacent sidewalks and loading platforms or areas, or occasioned wholly or in part by any act or omission of Tenant, its agents contractors, customers or employees,
     B. Tenant shall at all times during the term hereof keep in force at its own expense public liability insurance in companies acceptable to Landlord sufficient to cover such indemnification and naming as insured both Landlord and Tenant, with minimum limits of One Million ($1,000,000.00) Dollars on account of bodily injuries to or death of, one person, and One Million ($1,00,0,000.00) Dollars on account of bodily injuries to or death of more than one person as the result of any one accident or disaster, and One Million ($1,000,000.00) Dollars on account of damage to property, and Tenant will further deposit the policy or policies of such insurance, or certificates thereof with Landlord.
     C. Tenant shall during the entire term hereof keep in full force and effect a policy of insurance upon all of the plate glass in the Demised Premises, in which policy both Landlord and Tenant shall be named as parties covered thereby as their respective interests may appear. Tenant shall furnish Landlord with a certificate of insurance or other acceptable evidence that such insurance is in force, and evidence that the premiums have been paid by Tenant at least ten (10) days prior to the due date of same.
     D. Tenant shall, at all times during the term hereof, keep in force at its own expense, fire insurance with extended coverage in companies acceptable to Landlord, equal to the replacement cost of Tenant’s betterments and improvements on the Demised Premises, and naming Landlord as an insured, to the extent of such bettements and improvements.
     E. Tenant will furnish Landlord, prior to or simultaneously with taking possession, copies of policies or certificates of insurance evidencing coverages required by this Lease. All policies required hereunder shall contain an endorsment providing that the insurer will not cancel or materially change the coverage of said policy or policies without first giving ten (10) days prior written notice thereof to Landlord.
19.	WAIVER OF CLAIMS:
     A. Landlord and Landlord’s agents, employees and contractors shall not be liable for, and Tenant hereby releases all claims for, damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence or condition in or upon the Demised Premises or building of which they shall be a part, including but not limited to such claims for damage resulting from (i) any detect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks: (ii)any equipment or appurtenances becoming out of repair (iii) the bursting, leaking or running of any tank washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or premises: (iv) the backing up of any sewer pipe or downspouts; (v) the escape of steam or hot water (vi) water being upon or coming through the roof or any other place upon or near such building or premises or otherwise: (vii) the falling of any fixtures, plaster or stucco; (viii) broken glass and (ix) any act or omission of co-tenants or other occupants of said building or adjoining or contiguous property or buildings.
     B. Landlord and Tenant agree that in the event the Demised Premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against me other with respect to such damage or destruction are waived; and that all policies of fire and/or extended coverage or other insurance covering the Demised Premises or its contents shall contain a cause or endorsement providing in substance that the insurance shall not be prejudiced if the assureds have waives right of recovery from any person or persons prior to the date and time of loss or damage, if any.
20.	TRADE FIXTURES:
     All trade fixures installed by Tenant in the Demised Premises shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease or any renewal or extention thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease; and provided further that in the event of such removal. Tenant shall promptly restore the Demised Premises to their original order and condition. Any such trade fixture not removed at or prior to such termination shall be and become the property of the Landlord. Lighting fixtures, flooring, plumbing fixtures and air conditioning equipment, whether or not installed by Tenant, shall not be removable at the expiration or earlier termination of this Lease or at the expiration of any renewal or extension thereof, and shall become the property of Landlord.

21.	ASSIGNING, MORTGAGING, SUBLETTING:
     Tenant agrees not to assign, mortgage, piedge or encumber this Lease, in whole or in part, or sublet the whole or any part of the Demised Premises, or permit the use of the whole or any part of the Demised Premises by any licensee or concessionaire, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord must provide final approval within ten (10) business days upon receiving all_necessary qualifying information for an assignment or sublet or such consent shall_be deemed approved after such ten (10) business days. Landlord’s consent to any such assignment, sublease or use will not be deemed a consent to any subsequent assignment, sublease or use. Tenant agrees that, in the event of any such assignment, subletting, licensing or granting of a concession made with the written consent of Landlord as aforesaid, it will nevertheless remain liable for the performance of all of the terms, conditions and covenants of this Lease. If Tenant is a corporation, and if Tenant desires to sell or transfer at least fifty percent (50%) of the stock or assets of Tenant. Tenant must obtain the written consent of landlord, which consent shall not be unreasonably withheld, landlord must provide said consent within ten (10) business days upon receiving all necessary information for such sale or transfer or such consent shall be deemed approved after such ten (10) business days. As described in Section_24(H) below. Landlord reserves the right charge a reasonable administrative service fee for the costs of processing such assignment, mortgage, or sublease documentation.
22.	SUBORDINATION:
     Tenant agrees that is does hereby subordinate its rights hereunder to the lien of any mortgage, ground lese, or any other method of financing or refinancing now or hereafter placed against the land and/or the Demised Premises and/or any or all of the buildings now or hereafter built or to be built in the Shopping Center by Landlord and to any and all advances made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidation and extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant further agrees that it will enter into and execute all documents which any mortgagee or any ground lessor may reasonably request Tenant to enter into ana execute, including, but not limited to, a subordination. non-disturbance and attommes agreement.
     23. PERFORMANCE OF TENANTS COVENANTS:
     Tenant covenan’s and agrees that it will perform all agreements herein expressed on its part to be performed. and that it will promolly, upon receipt of written notice of non-performance thereof. except for non-payment of rent for which no notice is required, comply with the requirements of such notice. Further, if Tenant shall not comply with such notice to the satisfaction of Landlord within forty-eight (48) hours after delivery thereof for. it such compliance cannot reasonably be completed within ten (10) business days. if Tenant shall not commence to comply within such period and thereafter proceed to completion with due dillgence), such non-compliance will be considered an event of default, and Landlord may, at its option, do or cause to be done any or all of the things specified in said notice, and in so doing Landlord shall have tne right to cause its agents. employees an contractors to enter upon the Demised Premises and in such event shall have no liability to Tenant for any loss or damage resulting in any way from such action: and Tenant agrees to pay prompthy upon damand any expence incurred by Landlord in taking such action, any such sum to be Collectible from Tenant as additional rent hereunder.
24.	EVENTS OF DEFAULT:
     The occurrence of any of the following shall constitute an event of default hereunder:
     A. Failure of Tenant to commence business within the time period specified in Paragraph 2C hereof.
     B. Discontinuance by Tenant of the conduct of its business In the Demised Premises subject to Landlord’s right in 48.
     C. The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenants property: any reorganization or proceedings under Chapter X and/or Chapter XI of the Federal Bankruptcy Law, an assignment by Tenant for the benefit of creditors: or the taking possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant,
     D. Failure of Tenant to pay when due any installment of rent, additional rent hereunder or any other sum herein required to be paid by Tenant
     E. Vacation or desertion of the Demised Premises or permitting the same to be empty and unoccupied or not open for business for a period exceeding sixty (60) days.
     F. Tenant’s removal or attempt to remove, or manitesting an intention to remove Tenant’s goods or property from or out of the Demised Premises otherwise than in The ordinary and usual course of business without having first paid and satisfied Landlord for all rent which may become due during the entire term of this Lease.
     G. Tenant’s failure to perform any other covenants or conditions of this lease within ten (10) business days after written notice and demand.
     H. The sale or transfer of fifty percent (50%) of the stock or assets of Tenant without Landlord consent which shall not be unreasonably withheld conditioned or delayed.
25.	RIGHTS OF LANDLORD UPON DEFAULT BY TENANT:
     A. If Tenant is in default under any terms of this Lease and if same is not cured by Tenant within ten (10) business days after written notice to Tenant, then Landlord, in addition to all rights and remedies granted under the laws of the State of Florida, shall have any or all of the following rights:
          (i) To re-enter and remove all persons and property from the Demised Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.
          (ii) Tenminate Tenant’s possession of the Premises and elect to declare the entire minimum rent for the balance of the term due and payable forthwith.
          (iii) Terminate Tenant’s possession of the Premises and relet the Demised Premises for the account of the Landlord or within the sole discretion of Landlord the Demised Premises may be retel for the account of Tenant.
     B. In case suit shall be brought by Landlord for the recovery of rent or because of the breach of any covenant by Tenant, and if Landlord is successful in such litigation, then Tenant shall pay all costs of said litigation, including a reasonable attorney’s fee. In the event that any suit shall be filed by either Landlord or Tenant involving this Lease or any other aspect of the tenancy, then the prevaling party in such litigation shall be entitled to recover reasonable attorneys fees and costs of such Litigation
     C. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises and/or any claim or injury or damage. In the event Landlord commences any proceedings for nonpayment of rent minimum rent or additional rent. Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not however, be construed as a waiver of the Tenant’s right to assert such claims in any separate action or actions brought by Tenant.
     D. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Demised Premises, by reason of violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

     E. Except as to default under Paragraph 24C, if Tenant is in default Landlord shall have the rights, at its option, to require the minimum rent be paid in semi-annual installments, in advance, for the remainder of the term or extended term of this Lease, the said semi-annual rental to commence effective as of the first day of the month in which said default by Tenant occurs.
26.	FINANCING AGREEMENT:
     Tenant hereby represents that as of the Commencement Date of this Lease, Tenant’s Property located in the Premises is not subject to any liens or encumbrances. If during the Term hereof or any renewal terms, Tenant enters into, executes or delivers any security agreement, financing statement or other form of security instrument for Tenant’s Property now or to be located in the Premises without the prior written approval of Landlord, such action shall be considered a breach of this Lease entitling Landlord to all remedies as provided herein. Notwithstanding the foregoing however Landlord hereby agrees to execute a Landlord’s Waiver in the event Tenant leases or obtains financing secured by any equipment or furniture necessary for Tenant’s use and occupation of the Premises.
27.	CUSTOM AND USAGE:
     A. It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding. that Landlord shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times.
     B. The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent or partial payment of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.
28.	SURRENDER AND HOLDING OVER:
     Tenant, upon expiration or termination of this Lease, either by lapse Of lime or otherwise, agrees peaceably to surrender to Landlord the Demised Premises in “broom clean” condition and in pood repair. In the event that Tenant shall laid to surrender the Demised Premises upon demand, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive, for all the time Tenant shall so retail possession of the Demised Premises or any part thereof, an amount equal to twice the full rent specified in this Lease as applied to such period.
     If Tenant remains in possession of the Demised premises with Landlord’s consent but without a new Lease reduced to writing and duly executed. Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, subject to all the covenants, conditions and agreements of this Lease.
29.	ADDITIONAL CONSTRUCTION:
     Landlord hereby reserves the right at any time and from time to time to make alterations or additions to, and to build additional stones on, the building in which the Demised Premises are contained, and to build adjoining the same. Landlord also reserves the right to construct other or to add to other buildings or improvements in the Shopping Center, and to permit others to do so from time to time.
30.	CONDEMNATION:
     Tenant hereby waives any less or damage to Tenant or right to claim any part of the award as the result of the exercise of the power of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Demised Premises or any portion of the parking area or service entrances or exits. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the building in which the Demised Premises are shall be substantially demolished, and upon the happening of such event, The rental herein provided shall proportionately abate. In the event that a portion of the Demised Premises are taken so as to substantially interfere with Tenants use of the Premises. Tenant shall have the right to terminate the lease by providing not less than sixty (60) days written notice to Landlord.
31.	NOTICES:
     Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and either personally delivered or forwarded by certified mail, postage prepaid, addressed:

TO LANDLORD AT:	FTL/ED PLANTATION. LTD., a Florida limited partnership (954) 775-9190
c/o Stiles Property Management
6400 North Andrews Avenue
Fort Lauderdale, FL 33309

TO TENANT AT:	Name Asset Management Outsourcing Inc
ATTN: Mr. Jim Whalen
Address 1625 Barret Lakes Bouleverd Suit 250
City Kenneesaw State Ga Zip 30144
Home Phone
Business phone (770) 792-3600
Such addresses may be changed from time to time by either party serving notices as above provided.
32.	SUCCESSORS AND ASSIGNS:
     All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bine the several and respective heirs, executors, administrators, trustee, receivers, successors, sublessees and assigns of said parties, subject to the provisions of Paragraph 21; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein and the word “Tenant” shall be deemed and taken to mean each and every person or partly mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. No rights, however, shall insure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as aforesaid.
33.	QUIET ENJOYMENT:
     Upon payment by Tenant of the rents herein provided, and upon the observance of all the covenants, terms and conditions on Tenant’s part to be observed and performed. Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landbrd, subject nevertheless, to the terms and conditions of this Lease.
34.	BROKERS:
     Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease other than Cushman and Wakefield of Florida Inc. and agrees to indemnify Landlord against and hold Landlord harmless from all liabilities arising from any such claim, including attorney’s fees.

35. SCOPE AND INTERPRETATION OF THE AGREEMENT:
     This Lease shall be considered to be the only agreement between the parties hereto pertaining to the Demised Premises. All negotiations and oral agreements acceptable to both parties are included herein; and unless reduced to writing in this Lease, no oral representations will be held to be true or accurate. The laws of the State of Florida shall govern the validity, interpretation, performance and enforcement of this Lease.
36. EXCULPATION:
     Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and building comprising the Shopping Center of which the Demised Premises are a part for the collection of any judgment (or any other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord and no other property or estates of Landlord shall be subject to levy. execution or other enforcement procedures for the satisfaction of Tenant’s remedies.
37. CAPTIONS:
     Any headings preceding the text of the several paragraphs and subparagraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.
38. MODIFICATION:
     This Lease Agreement may only be modified in writing, by both parties hereto.
39. JOINT OBLIGATION:
     If there is more than one tenant to this Lease Agreement, the obligations hereunder imposed shall be joint and several.
40. TIME IS OF THE ESSENCE:
     Time is of the essence in the performance of each provision of this Lease Agreement.
41. AUTHORITY:
     If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of aid corporation, in accordance with the By-Laws of said corporation and that this Lease is binding upon said corporation. If Tenant is a partnership, Tenant has authority on behalf of the partnership to enter into this Lease Agreement.
42. CHOICE OF LAW:
     This Lease Agreement shall be construed in accordance with the laws of the State of Florida, as may be amended from time to time.
43. RADON GAS:
     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Leveis of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your country public health unit.
44. LANDLORD’S ACCEPTANCE:
     The submission of the Lease to Tenant by Landlord is done solely for Tenant’s consideration and shall not be deemed acceptance of the lease terms by Landlord. Upon signing of the Lease by Tenant and submission to Landlord, this Lease shall be considered an offer only and shall have no binding effect nor shall Landlord’s depositing of Tenant’s security deposit be considered acceptance of this Lease. Only upon full agreement by both parties of all terms, proper execution of this Lease by Tenant and Landlord, along with Tenant’s security deposit clearing the bank and the return to Tenant of an executed original Lease, shall this Lease be considered binding.
45. SUPPLEMENTAL CODE COMPLIANCE PROVISION:
     Notwithstanding anything contained in this Lease to the contrary following delivery of possession of the Premises to tenant. Landlord shall not be obligated to comply with any codes or other legal requirements currently in effect or hereafter promulgated by the governing authorities if Landlord would not otherwise be required to comply as a result of the existence of the Premises prior to the effective date of such code or legal requirement (i.e. “grandfathered”). Furthermore, Landlord may withhold its consent to, or prohibit Tenant form making any alterations if such alterations would cause Landlord to lose such “grandfathered” exemption from code or other legal requirements or, if the loss of such exemption would cause Landlord to incur costs in excess of $500.00.
46. ENVIRONMENTAL:
     Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on, in or about the Premises except in accordance with applicable Legal Requirements without obtaining Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. If any Hazardous Substance is used, stored, generated, or disposed of on, in or about the Premises except as permitted above, or if the Premises or the Shopping Center become contaminated in any manner as a result of any breach of the forgoing covenant or any act or omission of Tenant or any of its agents or employees acting within the scope of their employment. Tenant shall indemnify and hold harmless Landlord, its officers, directors, shareholders, and employees from any and all claims, demands, actions, damages fines, judgments, penalties, costs (including attorneys’, consultants’, and experts’ fees), liabilities, losses (including without limitation, any decrease in value of the Store or Tenant’s business operations therein, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact an marketing of the space in the Shopping Center of the Store), and expenses arising during or after the term of this Lease and ansing as a result of such contamination. This indemnificalion includes, without limitation any and all costs incurred due to any investigation of the site or any cleanup, removal, or restoration mandated by a feneral, state, or local agency or political subdivision. Without limitation, of the foregoing, if Tenant causes the presence of any Hazardous Substance on, in or about the Premises except in accoradance with applicable Legal Requirements or with Landlord’s consent that results in contamination. Tenant, at its sole expense, shall promptly take any and all necessary actions to return the Premises or the Common Area, as the case may be to the same condition that existed prior to the presence of any such Hazardous Substance on, in or about the Premises, Tenant shall first obtain Landlord’s approval for any such remedial action. which approval shall not unreasonably be withheld or delayed.
     Tenant shall provide to Landlord copies of any notices, letters of requests for information concerning Hazardous Substance in connection with the Premises which Tenant receives from any governmental unit of agency overseeing environmental matters.

     IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal on this 16 day of Jan, 1999.

WITNESSES:	LANDLORD:
FTL/ED PLANTATION LTD.,
a Florida limited partnership

by and through its authorized agent,
STILES CORPORATION

/s/ [ILLEGIBLE]	By	/s/ Roceo Ferrera

/s/ [ILLEGIBLE]		Roceo Ferrera, Vice President

     IN WITNESS WHEREOF Tenant has hereunto set its hand and seal on this 13th day of January, 1999.

WITNESSES:	TENANT:
ASSET MANAGEMENT OUTSOURCING, INC

/s/ [ILLEGIBLE]	By	/s/ James Whalen

/s/ [ILLEGIBLE]		James Whalen Chief Financial Officer

Rider # 1
ADDENDUM TO LEASE
1.	Commencing on the first (lst) anniversary of the Lease Term, and each anniversary thereafter, Tenant’s base rent shall increase three (3%)percent annually, computed on the base rental of the previous Lease Year.

2.	Controllable operating expenses reimbursed by Tenant pursuant to the lease shall not increase by more than four percent (4%) per year over the previous year’s actual controllable operating expenses cumulative during the term controllable operating expenses shall be defined as all operating expenses other than common area utilities real estate taxes and insurance.

3.	In the event Bays 21 or 218 become available for lease and Tenant notifies Landlord that it desires to lease either Bay Landlord agress to negotiate with Tenant in good faith for the lease of such space.

4.	Landlord will be responsible for all buildout costs and expenses pursuant to the plans mutually agreed id by Landlord and Tenant and further defined in the attached work letter (“Rider #6”) and the attached space plan. Tenant will be responsible to reimburse Landlord of all costs associated with 1) wiring the main floor. 21 one half the cost of a separated upgraded fire system for the computer room and 3) write boards as Specified in Rider #5. Tenants reimoursement will be received prior to work commencement. Tenant shall have the ngnl to recommend specifice Sub-contractors for the performance of the following provided however Landlord or its General Contactor shall have the right to approve such sub -contactors which approval shall not be unrasonably withheld.

5.	Landlord shall provide Tenant with the use of four (4) non-exclusive Darking spaces adiacent to the subject premises as per Rider #5. Furthermore at Tenant’s expense Tenant may install standard parking signs or paint parking stuos designaing the determined four (4) spaces as Tenant “reserved space. In no event will Landlord the required to enforce desiganated parking within the Center. In the event all parking spaces as described in the parking plan are taken Tenant may park in the areas marked as overflow parking in no event will Tenant be required to entire parking.

Rider # 2
OPTION TO RENEW AT MARKET RATES
Landlord hereby grants unto Tenant the option and privilege to extend this Lease for two(2)_ term(s) of five (5) years. at a three percent (3%) annual increase; provided, however, that written notice of the exercise of option shall be given by Tenant to Landlord at least six (6) months before the expiration of the initial term, and as to the exercise of any subsequent options, at least six (6) months before the expiration of the preceding renewal term. The option can be exercised only in the event that all rents then due shall have been fully paid and all covenants, agreements, provisions, terms and conditions of this Lease on the part of Tenant to be performed, kept and observed, have been performed, kept and observed, and Tenant is not otherwise in default in any of the terms of this Lease at the time Tenant elects to exercise this option, or at the commencement of the respective extended renewal term.
Tenant’s base rent for each Option Year shall increase three percent (3%) annually, computed on the base rental of the previous year.

Exhibit A

A-1

Parking Lot Resurfacing Plan

Plantation Center Shopping Plaza

Plantation, Florida

ArchiTecTure 6400 inc.
A Division Of SiTec Corporation
6400 North Andrews Avenue
Fort Lauderdale, Florida 33309
954 - 776 - 9180

Exhibit “B”
PLANTATION SHOPPING CENTER SIGN CRITERIA
Tenant shall be responsible for the installation and hook-up of Tenant’s sign. All work to be done by qualified and licensed sign contractors at Tenant’s expense.
Plans must be submitted to Landlord for approval prior to application for permit, but not later than ninety (90) days form execution of lease by all parties.
Plans must include location, size and style of lettering material type of illumination, installation, details, color selections and logo design.
Signs shall consist of internally illuminated individual letters with fat plastic faces in metal retainers mounted to aluminum or sheet metal type lettters. all returns shall be dark bronze.
Color of the letter plastic faces shall be white with gold mm and in accordance with sign codes and restrictions imposed by the governing municipality. No exposed raceway crossovers transformers, or conduct will be permitted.
The total length of the fascia sign shall not exceed seventy-five (75%) percent of the width of the leased Store front, The sign letter height shall not be less than eighteen, (18") inches high not more than two (2) feet high and shall be centered on leased front area. The letters shall be five (5") inches deep.
All signage of Tenant subject to Landlord’s approval window signs and any other paper signs are specifically prohibited without the prior consent of the Landlord, which will not be unreasonably withheld.
All signage, installation and Landlord’s approval thereof is subject to the caoss and regulations of the governing municipality including buliding and electrical cases.
These standards have been carefully created after review of local sign orginances. However in case o’ confiles, the municipal promance shall crevail and these criteria, shall be modified as needed to company.
Under canopy signs shall be installed at Tenant’s expense. Each sign copy area shall not be greater than four (4) square feet with a. maximum letter height of six(6") inches. Sign shall mantain a minimum clearance height of eight (8') feet iron the sioswalk be rigidly amaches and shall be mounted at a right angle from the Tenant’s bay. Sign to be centered with Tenant’s bay width.

RIDER #5

PARKING PLAN

SITE PLAN
Subject to
City of Plantation
approval.
Reserved Parking
as described in
Rider #1
aded Areas
e overflow
rking as
scribed in
der #1.
Plantation Center Shopping Plaza
A-1

Rider 6
LANDLORD’S WORKLETTER
ASSET MANAGEMENT OUTSOURCING
PLANTATION CENTER
1)	Landlord, at Landlord expense, shall complete the following work (“Landlord’s Work”) according to the space plan attached hereto as Rider #7 using Building Standard Materials.
•	All necessary demolition, trash haul, and clean up
•	HVAC installation and servicing
•	Framing as specified in space plan
•	Replace or renovate all ceiling tiles

•	Replace all flooring including carpeting and tile where needed.
•	Provide bathrooms per plans and to code
•	All doors, frames, and hardware
•	Cabinetry
•	Glazing
•	Painting

•	Plumbing
•	Electrical including all lighting upgrades and emergency signs
•	Fire Sprinklers, extinguishers, smoke alarms in accordance with currant City of Plantation code.
•	Canvas awnings at entrances
•	Refurbish existing speaker system to good working condition
•	Architectural/Engineering Services
•	Permit and permit processing
•	General Labor and Construction of premises
•	All build-out will be of professional office quality and to current code
2) Landlord will provide the following at the Tenant’s expense, which expense shall be paid by Tenant to Landlord prior to commencement of the following work:
•	Duplex receptacle, (1) phone jack, (1) data receptacle to each work station (wiring of main floor)

•	One half the cost of a separated upgraded fire system for the computer room

•	Whiteboards in training rooms
Tenant shall the right to recommend specific sub-contractors for the performance of the following provided however, Landlord or its General Contractor shall have the right to approve such sub-contractors, which approval shall not be unreasonably withheld.
3) (A) Completion by Landlord. The Premises shall be deemed ready for occupancy on the date Landlord’s Work is substantially completed and a Certificate of Occupancy for the Premises is received. The same shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Premises. Landlord shall give Tenant at least ten (10) days notice of the date on which Landlord estimates Landlord’s Work will be substantially completed and a Certificate of Occupancy issued, and Tenant shall occupy the Premises promptly thereafter.
4)	Delay By Tenant. If substantial completion of the Premises by Landlord is delayed due to any one or more of the following, then the Premises shall be deemed ready for occupancy on the date it would have been ready, but for such delay, and Rent shall commence as of such earlier date. Any changes to space plan after execution of the Lease shall be subject to Landlord’s approval, and furthermore, Tenant shall pay for any extra costs that may incurred by Landlord which are caused by the changes so requested by Tenant.
(A)	Tenant’s failure to furnish, approve, or authorize any plans in accordance with the Critical Path attached hereto as Rider 7 or other time periods/limits set forth herein;

(B)	Tenant’s delay or failure in submitting to Landlord any information, authorization, or approvals in compliance within the time limits set forth in the Critical Path, including, without limitation, any information required to prepare plans;

(C)	Changes in or additions to plans as requested by Tenant resulting in a delay beyond the dates set forth in the Critical Path;

(D)	The performance or completion of any work in the Premises by Tenant or any person, firm for corporation employed by Tenant;

(E)	Tenant’s request for materials, components, finishes or improvements which are not available in commercially reasonable time given the anticipated date of substantial completion of the Premises by Landlord as set forth herein;

(F)	Tenant’s failure to pay, when due, any amounts required to be paid by Tenant pursuant to this Lease;

(G)	Tenant’s failure to comply with all federal, stale, or local laws or regulations, including without limitation, all codes and ordinances;

(H)	Tenant’s request for additional bidding or rebidding of the cost of all or a portion of the completion of the Premises beyond the dates set forth in the Critical Path;

(I)	Changes or postponements requested by Tenant to the work being completed;

(J)	Any error in plans or other documents caused by Tenant, or its employees or agents; and

(k)	Any other act or omission of Tenant, or its employees or agents which, in Landlord’s reasonable opinion, will result in delays beyond the dates set forth in the Critical Path;
5)	Acceptance of Premises . Tenant acknowledges that Landlord has not made any representatives or warranties with respect to the condition of the Premises and neither Landlord nor any assignee of Landlord shall be liable for any latent defect therein. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken, except for the minor insubstantial details of which Tenant gives landlord notice within thirty (30) days after the Commencement Date. If Landlord shall give Tenant occupancy shall be deemed to be upon all the terms, covenants, conditions, and provisions of this Lease, including the execution of an Estoppel certificate.

RIDER #7
CRITICAL PATH

TASK NAME	DAYS	START DATE	FINISH DATE

1 Lease Execution	15 days	01-Jan	15-Jan

PREPARATION OF DRAWINGS

2 Final Space Plan Approval	9 days	05-Jan	14-Jan
3 Architectural Drawings by LL	21 days	18-Jan	08-Feb
4 Pricing of Tenant’s expenses	21 days	18-Jan	08-Feb
5 Approval of Tenant’s expense	0 days		09-Feb

PERMITTING & CONSTRUCTION

6 City of Plantation Permit Review	21 days	09-Feb	02-Mar
7 Building Permit Issuance	3 days	02-Mar	05-Mar
5 Construction of Improvements	75 days	05-Mar	20-May
9 Certificate of Occupancy			approx. May 20

Rider 8
Operating Expenses- Exclusions
(a)	Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the building with the exception of decorative banners in the parking lot:

(b)	Wages, salaries, fees and fringe benefits paid to executive personnel or officers or partners of Landlord;

(c)	Any charge for depreciation of the building or equipment and any interest or other financing charge;

(d)	Any charge for Landlord’s income, taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business;

(e)	All costs relating to activities for the solicitation and execution of leases of space in the building;

(f)	All costs and expenses of operating the garage space and commercial space in the building;

(g)	All costs for which Tenant or any other tenant in the building is being charged other than pursuant to the operating expense clauses;

(h)	The cost of any electric current furnished to the premises or any rentable area of the building for purposes other than the operation of building equipment and machinery and parking lot and the lighting of public toilets, stairways, shaftways, common area and parking lot lighting, walkway for exterior walkway, and building machinery or fan rooms;

(i)	The cost of correcting defects in the construction of the building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(j)	The cost of any repair made by Landlord because of the total or partial destruction of the building or the condemnation of a portion of the building;

(k)	Any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

(I)	The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the building pursuant to clauses similar to this paragraph;

(m)	The cost of any additions or capital improvements to the building subsequent to the date of original construction over and above a reasonable amortization of same;
(STRIKE THROUGH)
(o)	Any operating expense representing an amount paid to related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship for similar quality service.

(p)	The cost of any work or service performed for or facilities furnished to any tenant of the building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;
(q)	The cost of alterations of space in the building leased to other tenants;
(r)	The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this lease to be borne at Landlord’s expense;
(s)	Capital improvements or expenditures incurred to reduce operating expenses shall be included in operating expenses to the lesser of the annual amortized amount of said improvements or expenditure (over the useful life of the improvement or item or the actual savings; and
(t)	Ground rent or similar payments to a ground lessor;
(u)	The cost of removal, abatement or treatment of asbestos or any other hazardous substance or gas;

Real Estate Taxes — Exclusions
1.	Inheritance Taxes

2.	Gift Taxes

3.	Transfer Taxes

4.	Franchise Taxes

5.	Excise Taxes

6.	Net Income Taxes

7.	Profit Taxes

(STRIKE THROUGH)

9.	Late Payment Charges and Penalties

(STRIKE THROUGH)

FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) dated as of this 18th day of August, 1999, amending that certain Lease Agreement dated January 16,1999, and any and all Letter of Agreement, Addenda, Amendments or Extensions thereof (collectively, the “Lease”) by and between FTL/ED, LTD. (“Landlord”) and ASSET MANAGING OUTSOURCING, INC. (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant entered into the Lease relating to that certain premises known as Bay #21 A/25A/B (the “Premises”) within that certain shopping center known as Plantation Shopping Center located at 7019 W. Broward Blvd. (the “Center”); and
     WHEREAS, the parties wish to modify the terms and conditions of the Lease as hereinafter set forth.
     NOW, THEREFORE , for and in consideration of the terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:
1.	The square footage of the Premises is hereby deemed to be 34,222 square feet as depicted on the Site Plan attached hereto as Exhibit “A”.

2.	Notwithstanding anything contained in the Lease to the contrary, the term of the Lease shall be for approximately eight (8) years commencing upon receipt of a Certificate of Occupancy for the Premises which is anticipated to be on or about November 1, 1999, and shall expire on the last day of the ninety sixth (96th) month thereafter. In the event Landlord is delayed in completing the Premises as a result of any changes to the space plan attached hereto by reference as Exhibit “B”, this Lease and Tenant’s payment of Rent shall commence as of such earlier date. Furthermore, any such changes shall be subject to Landlord’s approval and Tenant shall pay for any extra costs that may be incurred by Landlord in connection therewith. If the Premises are not substantially complete as evidenced by receipt of a Certificate of Occupancy (or temporary Certificate of Occupancy in lieu thereof) by December 1, 1999, due solely to circumstances within Landlord’s control, Tenant shall receive a penalty equivalent to two (2) days’ abatement of Rent for each day from and after December 1, 1999 until the date the Premises are substantially complete.

3.	In addition to operating an insurance claims office as set forth in Section 4A of the Lease, Tenant may use the Premises for other general office use related to the insurance or collection industry.

4.	Notwithstanding anything contained in Rider No. 2 to the contrary, provided Tenant has not been in default under any of the terms or conditions contained in the Lease, as amended, Tenant shall have the option to renew the Lease for one (1) additional term of three (3) years (the “First Renewal Term”) and one (1) additional term of five (5) years (the “Second Renewal Term”). The Base Rent during each year of each renewal term shall increase by three (3%) percent over the prior year’s Base Rent. Tenant shall exercise either option to renew by providing Landlord with not less than six (6) month’s written notice prior to the expiration of the Term of the Lease, or the First Renewal Term, as the case may be.

5.	Notwithstanding anything contained in the Lease to the contrary, pursuant to that certain Declaration of Restrictive Covenants dated April 6, 1999 as recorded in the Public Records of Broward County, Florida (the “Declaration”), a copy of which is attached hereto as Exhibit “C”, Tenant’s employee parking shall be primarily confined those parking spaces contained within the Primary Parking

Area as indicated on Exhibit “D” attached hereto. Tenant’s employees shall have the right during certain periods of overlapping shifts (provided no parking is available in the Primary Parking Area) to park in the Overflow Parking Area depicted on Exhibit “D” attached hereto on a non-exclusive basis. Landlord hereby agrees to clearly identify the Overflow Parking Area for use by Tenant’s employees and Tenant acknowledges that any violation of the foregoing or any violation of the terms or conditions of the Declaration shall constitute a material breach of this Lease.

6.	Landlord hereby warrants the HVAC, plumbing and electrical work performed in accordance with the approved Space Plan for a period of one (1) year following the Commencement Date of the Lease.

7.	Notwithstanding anything contained in Section 24D of the Lease to the contrary, in the event Landlord has not received Tenant’s Base Rent, Additional Rent or any other sum due by Tenant hereunder as of the tenth (10th) day following the due date therefor, Landlord shall so notify Tenant in writing, and Tenant shall be in default under the Lease if such payment has not been received by Landlord on or before the fifteenth (15th) day thereafter.

8.	Notwithstanding anything contained in Section 24H of the Lease to the contrary, the sale or transfer of fifty (50%) percent or more of the stock or assets of Tenant shall not constitute a default under the Lease provided Tenant notifies Landlord in writing of the occurrence of such transaction (which notification shall include the financial statement of the surviving entity), and provided the surviving entity assumes all of the obligations of Tenant under the Lease.

9.	Landlord hereby agrees to replace Tenant’s security deposit currently being held by Landlord in the amount of $40.545.00 with a surety or performance bond, or an irrevocable Latter of Credit for the same amount, drawn on a bank or financial institution, and upon terms and conditions acceptable to Landlord.
     Any provision of this First Amendment shall prevail over conflicting provisions contained in the Lease. All other terms and conditions shall remain in full force and effect and binding upon the parties hereto.
     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.
Signed, sealed and delivered
In the presence of:

“TENANT”

(SEAL)	ASSET MANAGEMENT OUTSOURCING, INC.

/s/ Cynthia Mclucas	/s/ James Whalen James Whalen,
Chief Financial Officer

“LANDLORD”

FTL/ED PLANTATION, LTD.
by and through authorized agents,
Stiles Corporation
/s/ Amy Scott

/s/ Beett Stepelton	/s/ Rocco Ferrera
Rocco Ferrera, Vice President

EXHIBIT A
SCHEDULE 1.3 (a)
Description of Premises
Tract “A” in Plantation Center, according to the Plat thereof, as recorded in Plat Book 102. Page 2, of the public Records of Broward County, Florida, being a Resubdivision of portions of Blocks 3 and 4. Everglades Plantation Company’s Subdivision Amended of Section 3. Township 50 South. Range 41 East, recorded in Plat Book 2, Page 7 of the Public Records of Date County, Florida, said lands lying, situate and being in the City of Plantation. Broward County, Florida, comprising 19.5798 acres. TOGETHER WITH Easement dated August 13, 1979, recorded in O.R. Book 8382. Page 834 of the Public Records of Broward County, Florida wherein Landmark First National Bank of Fort Lauderdale granted to Grantor an easement across a portion of Lot L. LANDMARK PLAZA, as recorded in Plat Book 86, Page 24, of the Public Records of Broward County, Florida, said easement property more fully described in said Easement.
also described as
A parcel of land in the South one-half (S 1/2) of Section 3. Township 50 South, Range 41 East, more particularly described as follows:
     Commence at the Southeast corner of Section 3. Township 50 South. Range 41 East; thence on an assumed bearing of North 88° 20' 50" West, along the South line of said Section 3, a distance of 1,240.00 feet to the centerline of Northwest 69th Avenue, as described in Deed Book 793, page 462, of the public records of Broward County, Florida; thence North 04°20'50" West, along said centerline a distance of 93.51 feet to the North right-of-way line, said right-of-way line being 93.00 feet North of and parallel to the said South line of Section 3, a distance of 1220.28 feet to the Point of Beginning of this description; thence North 01°39'10" East, a distance of 660.00 feet; thence North 88°20'50" West, a distance of 140.00 feet; thence North 01°39'10" East, a distance of 408.62 feet to a point on a curve; thence Northwesterly, along the art of a curve to the left, said curve having a radius point bearing South 16°05'05" West from the last described point, a central angle of 03°41'32" and a radius of 10.258.65 feet for an arc distance of 661.08 feet: thence due South, a distance of 1,213.15 feet to the said North right-or-way line of West Broward Boulevard, thence South 88°20'50" East, along said North right-of-way line, a distance of 750.10 feet to the Point of Beginning, also being a portion of Blocks 3 and 4. EVERGLADES PLANTATION COMPANY’S SUBDIVISION AMENDED, recorded in Plat Book 2, [ILLEGIBLE] page [ILLEGIBLE] of the public records of Dade County, Florida.
     Together view and including all strips and gores of land lying adjacent to the Land and owned by Seller, together with Seller’s interest in all easements, Privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, and appurtenances pertaining to or accruing to the benefit of the Land.

EXHIBIT B

EXHIBIT C
Prepared by and return to:

Name:	Richard G. Coker, Jr., Esquire
Address:	1318 Southeast 2nd Avenue
Fort Lauderdale, FL 33316
Telephone: (954) 761-1404
DECLARATION OF RESTRICTIVE COVENANTS
     THIS DECLARATION OF RESTRICTIVE COVENANTS by FTL/ED PLANTATION LTD, a Florida Limited Partnership (“Owner”), in favor of THE CITY OF PLANTATION, a municipal corporation of the State of Florida (“City”).
W I T N E S S E T H:
     WHEREAS, Owner holds fee simple title to certain property in the City consisting of ___ acres, more or less, which property is commonly referred to as Plantation Center and legally described as follows:
     See Exhibit “A” attached hereto and made a part hereof; and
     WHEREAS, Asset Management Outsourcing, Inc. (“AMO”) is leasing a portion of Plantation Center, consisting of approximately 34,069 s.f. of office space (“Office Space”) which includes up to 291 individual workstations; and
     WHEREAS, the Owner made available 265 parking spaces within the Plantation Center as primary parking for AMO, as generally depicted in Exhibit “B” attached hereto (“Primary Parking Area”); and
     WHEREAS, the City has required certain commitments with respect to the compliance with the parking requirements of the City Code of Ordinances as they apply to the subject use and Plantation Center; and
     WHEREAS, the Owner is desirous of making a binding commitment to assure that the parking in the Plantation Center will be allocated and used in accordance with the provisions of this Declaration.
     NOW, THEREFORE, in consideration of the foregoing, the Owner hereby agrees and declares as follows:
     1. That the above recitals are true and are incorporated herein by reference.

     2. The Owner, joined by the tenant, AMO (“Tenant”) hereby declare, covenant and agree that the tenancy of AMO within Plantation Center shall be subject to the following enforceable provisions in the lease agreement between the Owner and AMO:
(a)	That the AMO space will contain no more than 291 workstations within the Office Space as that term is defined in Ordinance No. 2156.

(b)	That parking for the employees of AMO shall primarily be confined to the Primary Parking Area and that the Owner will implement a method of monitoring AMO employee parking to assure that employee parking is predominantly occurring in the Primary Parking Area. It is recognized that during certain periods of overlapping shifts, AMO employees will park outside of the Primary Parking Area to the extent reasonably necessary.

(c)	That at all times, there will be no less than 265 parking spaces allocated for use by AMO, though such parking may be legally non-exclusive, exclusive parking will be encouraged by appropriate signage and other communication.
     3. In the event AMO adds more than 291 workstations within the 34,069 square feet of space, or in the event AMO permits its employees to park in areas other than the Primary Parking Area on a regular basis, or if the Owner allocates the 265 spaces reserved herein to other uses in the Center, the City shall give the Owner and Tenant notice that the terms of this Declaration have been violated and that they have twenty (20) days to cure same. If the violation is not cured within twenty (20) days, then the City will be entitled to enforce the terms of this Declaration, which may include as a remedy terminating the Tenant’s occupancy. It is agreed that so long as ninety (90%) percent of the cars parked within the Center by AMO employees (and other persons working within the premises if not “employees”), are parked within the Primary Parking Area (except for shift changes), Owner and Tenant will not be in violation of their obligations to assure that AMO employees (and other working within the AMO premises if not “employees”) park in the Primary Parking Area on a regular basis.
     4. For purposes of applying the City parking requirements in the future to the Center, the City shall exclusively allocate 265 spaces to the AMO space and shall not count such parking spaces towards any other use’s parking requirements in the Center.
     5. All notices to be sent pursuant to this Declaration must be sent via certified mail, return receipt requested, to the following:

2

Owner:	FTL/ED PLANTATION LTD
C/O STILES CORP.
6400 N. Andrews Ave.
FT Land, FL 33309

Tenant:	Asset Management Outsourcing Inc.
1825 BARRETT LAKES BLVD
SUITE 250
Kennesaw, 6A 30144

City:	Mayor
City of Plantation
400 Northwest 73rd Avenue
Plantation, FL 33317

With a copy to:	Building & Zoning Director
City of Plantation
400 Northwest 73rd Avenue
Plantation, FL 33317
     6. In the event it becomes necessary to enforce the terms of this Declaration by instituting litigation, the parties agree that the prevailing party shall be entitled to an award of its incurred attorney’s fees and costs and otherwise further agree that in addition to other remedies which may be available to the party, the remedy of specific performance will be available to enforce the terms of this restrictive covenant, in addition to other remedies expressed herein or available pursuant to law.
     7. Amendment and Modification. This instrument may only be modified, amended or released as to any portion of Plantation Center by a written instrument executed by the then owner of the fee simple title to Plantation Center to be affected by such modification, amendment or release, providing that same has been approved by the City, except as provided in Section 4 below.
     8. Term of Covenant. This voluntary covenant on the part of Owner shall remain in full force and effect and shall be binding upon Owner, the Tenant and their successors and assigns, for so long as AMO remains a tenant within Plantation Center. Upon the vacation of AMO as a tenant, the Owner shall record a notice of such vacation in the public records and this Declaration shall be terminated. A copy of the notice will be provided to the City within ten (10) days of recordation.
     9. Severability. Invalidation of any one of these covenants by judgment of a court of competent jurisdiction shall not affect any of the other provisions of this Declaration, which shall remain in full force and effect.

3

     10. Recording. This Declaration shall be filed of record among the Public Records of Broward County, Florida at the cost of the Owner and a recorded copy given to the City within thirty (30) days of its return from recording.
     11. Effective Date. This Declaration shall be effective immediately upon its recordation in the public records.
     IN WITNESS WHEREOF, the undersigned has executed this Declaration on this 6th day of April,1999.

Signed, sealed and delivered in the presence of:	FTL/ED PLANTATION LTD., a Florida Limited Partnership.

By: FTL/PLANTATION, INC., a Florida
corporation, General Partner

/s/ [ILLEGIBLE]	By:	/s/ Rocco Ferrera
Signature		Signature

/s/ [ILLEGIBLE]
Printed Name
	Printed Name:	/s/ Rocco Ferrera
Title: Vice President
Date: April 6, 1999
/s/ [ILLEGIBLE]
Signature

/s/ Michael Friedman
Printed Name

STATE OF FLORIDA :
: SS.
COUNTY OF BROWARD :
     I HEREBY CERTIFY that on this day, before me, an officer duly qualified to take acknowledgements, personally appeared Rocco Ferrera, as Vice President of FTL/PLANTATION, INC., a Florida corporation, General Partner of FTL/ED PLANTATION, LTD., a Florida Limited Partnership, to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he/she executed the same.
     WITNESS my hand and official seal in the County and State last aforesaid this 6th day of April, 1999.

/s/ Judith Louise Sharman

signature of Notary or Officer

Notarial Seal (stamped in black ink)
OR

Judith Louise Sharman
Commission # CC 798149
(SEAL) Expires FEB, 1, 2003
BONDED THRU
ATLANTIC BONDING CO., INC.

Printed Name of Notary Public
State of Florida Commission Number:

4

JOINDER BY TENANT

Signed, sealed and delivered in the presence of:	ASSET MANAGEMENT OUTSOURCING, INC.

	By:	/s/ Rudolph R. Braccili Jr. Signature

Stuart Montac	Printed Name: Rudolph R. Braccili Jr.
Signature	Title: Division President
Date: APRIL 6, 1999
Stuart Montac Printed Name

/s/ Stuart Montac Signature

/s/ Michael Friedman Printed Name

STATE OF FLORIDA :
: SS.
COUNTY OF BROWARD :
     I HEREBY CERTIFY that on this day, before me, an officer duly qualified to take acknowledgements, personally appeared Rudy Braccili Jr., as President of ASSET MANAGEMENT OUTSOURCING, INC., to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he/she executed the same.
     WITNESS my hand and official seal in the County and State last aforesaid this 6th day of April, 1999.

/s/ Bette Greenberger Dabach

signature of Notary or Officer

Notarial Seal (stamped in black ink)
OR

Bette Greenberger Dabach
(SEAL) My Commission CC714709
Expires March 22, 2007

Printed Name of Notary Public
State of Florida Commission Number:

5

Prepared by and return to:
Tracy Schmidt, Esq.
USPG d/b/a NationsHealth
13650 NW 8th Street Suite 109
Sunrise, FL 33325
AMENDMENT TO
DECLARATION OF RESTRICTIVE COVENANTS
This Amendment is made to the Declaration of Restrictive Covenants which is recorded in Broward County Official Records book 29492 at Page 0646, is entered into by and between GEHR Development Florida LLC (“Owner”), and The City of Plantation, a municipal corporation of the State of Florida (“City”) as of the 14th day of September, 2005.
RECITALS
WHEREAS, Asset Management Outsourcing, Inc. (“AMO”) entered into a lease of a portion of Plantation Center, more commonly known as Bay#21A/25/A/B, and has subsequently subleased on August 19th 2005, incorporated herein by reference, such portion of Plantation Center to United States Pharmaceutical Group, LLC, (USPG) as consented to by the Owner;
and
WHEREAS, the development order for the use of the property required a Declaration of Restrictive Covenants which was recorded in Broward County Official Record Book 29492 at Page 0646 (the :Declaration); and
WHEREAS, the Declaration needs to be modified for the sublessee to occupy the premises.
NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Owner, City, AMO and USPG intending to become legally bound, hereby mutually agree as follows:
1.	Paragraphs 5, 7 and 8 of the Declaration is hereby replaced as follows.
          5. All notices to be sent pursuant to this Declaration must be sent via certified mail, return receipt requested to the following:

Owner:	GEHR Development Florida LLC
1900 NW Corporate Boulevard
Suite 300 West
Boca Raton, FL 33431

Tenant:	7001 Peachtree Industrial Blvd,
Suite 320
Norcross, GA 30092

Subtenant:	United States Pharmaceutical Group, LLC
d/b/a NationsHealth
13650 NW 8th Street Suite 109
Sunrise, FL 33325

City:	Mayor
City of Plantation
400 Northwest 73rd Avenue
Plantation, FL 33317

With a copy to:	Director of Planning, Zoning and Economic Development
City of Plantation
400 Northwest 73rd Avenue
Plantation, FL 33317

1

          7. Amendment and Modification. This instrument may only be modified, amended or released as to any portion of Plantation Center by a written instrument executed by the then owner of the fee simple title to Plantation Center to be affected by such modification, amendment or release, providing that same has been approved by the City, except as provided in Section 8 below.
          8. Term of Covenant. This voluntary covenant on the part of the owner shall remain in full force and effect and shall be binding upon Owner, the Tenant and their successors and assigns, for so long as AMO, its assignees or subtenants, remains a tenant within Plantation Center and utilizes the premise as an office space as defined by City Ordinance No. 2156. Upon the vacation of AMO, its assignees or subtenants as a tenant, the Owner shall record a notice of such vacation in the public records and this Declaration shall be terminated. A copy of the notice will be provided to the City within ten (10) days of recordation.
2.	Modified, the parties confirm and ratify the Declaration
IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date set forth above.
Owner:
GEHR Development Florida LLC

By:	/s/ Norbert Gehr
Print: Norbert Gehr
As its: President

STATE OF California	)
	)	ss:
COUNTY OF Los Angeles	)
     I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Norbert Gehr, known to be the persons described in or who has produced ___N/A___as identification and who executed the foregoing instrument and acknowledged before me that they executed the same for the purposes therein expressed.
     WITNESS my hand and official seal in the County and State last aforesaid this 14th day of September, 2005.

Sign: /s/ Dennis M. Nishida
Print: Dennis M. Nishida
My Commission Expires: April 10, 2007

AMO:
Asset Management Outsourcing, Inc.

By:	/s/ Scott J. Tsanos
Print: Scott J. Tsanos
As its: Vice-President, CFO

STATE OF Georgia	)
	)	ss:
COUNTY OF Cherokee	)

2

     I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Scott J. Tsanos, known to be the persons described in or who has produced ___—___as identification and who executed the foregoing instrument and acknowledged before me that they executed the same for the purposes therein expressed.
     WITNESS my hand and official seal in the County and State last aforesaid this 9th day of September, 2005.

Sign: /s/ Lenita B. Coker
Print: Lenita B. Coker
My Commission Expires: September 10, 2007

Subtenant:
United States Pharmaceutical Group, LLC

By:	/s/ Lewis P. Stone
Print: Lewis P. Stone
As its: CIO

     I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Lewis P. Stone, known to be the persons described in or who has produced Drivers License as identification and who executed the foregoing instrument and acknowledged before me that they executed the same for the purposes therein expressed.
     WITNESS my hand and official seal in the County and State last aforesaid this 14th day of September, 2005.

Sign: /s/ Carmen Maestegui

Print: Carmen Maestegui
My Commission Expires: July 10, 2006

ATTEST	CITY OF PLANTATION, a Florida
Municipal Corporation

/s/ Susan K. Slattery	By: /s/ Rae Carole Armstrong

Susan Slattery, City Clerk	Rae Carole Armstrong, Mayor

STATE OF FLORIDA	) )	ss:
COUNTY OF BROWARD	)
     I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Rae Carole Armstrong and Susan Slattery, the Mayor and City Clerk of Plantation, known to be the persons described and who executed the foregoing instrument and acknowledged before me that they executed the same for the purposes therein expressed.
     WITNESS my hand and official seal in the County and State last aforesaid this 19th day of September, 2005.

Sign: /s/ Jeanne M. Ingino
Print: Jeanne M. Ingino
My Commission Expires: February 7, 2009

3

EXHIBIT D
Primary Parking and
Overflow Parking

Overflow Parking Area

A-1

Parking Lot Resurfacing Plan

Plantation Center Shopping Plaza

Plantation, Florida

ArchiTecTure 6400 inc.

A Division Of Stiles Corporation

6400 North Andrews Avenue

Fort Lauderdale, Florida

EXHIBIT “B”
SUBLEASE PREMISES

EXHIBIT B
SUBLEASE PREMISES

A-1

Parking Lot Resurfacing Plan

Plantation Center Shopping Plaza

Plantation, Florida

Architecture 6400 inc.

A Division Of Stiles Corporation
6400 North Andrews Avenue
Fort Lauderdale, Florida

EXHIBIT “C”
FF&E INVENTORY LIST

GAS599.SIF	CUSTOMERS	5-18-1999
AMO— GENERAL ACCOUNTS SERVICE — REV. 5-18-99		10:14:26

#	Mfg	Qty	Part#	Description /Options	Unit	Extended

1	HAE	5	SPCL-0070	SPECIAL WORK SURFACE 108" X 30"	228.00	1368.00
2	HAE	26	SPCL-0155	SPECIAL WORK SURFACE 62" X 30"	179.70	4672.20
3	HAE 9-2X2-6	6	SPCL-8028	SPECIAL WORK SURFACE 110" X 30"	203.70	1222.20
4	HAF	2	HTR-0030	ROUND TABLE 30"	116.10	232.20
5	HAF	1	HTR-0042	ROUND TABLE 42"	144.90	144.90
6	HAF	4	HTRG-3060	RECTANGULAR CONFERENCE TABLE 30" X 60"	130.20	760.80
7	HAF	13	HTRG-3072	RECTANGULAR CONFERENCE TABLE 30" X 72"	201.80	2620.80
8	HAF	8	HTRG-3872	RECTANGULAR CONFERENCE TABLE 36" X 72"	223.20	1785.60
9	HAJ	8	LSET-3	STANDARD LOCK PLUG & KEY LOCK SET (QTY 3)	0.00	0.00
10	HAK	8	4TWP-2	TACTICS, POWER SPHERE FOR TWO OUTLETS	88.20	705.60
11	HAN	1	NFBL-2448	BRIDGE — LAMINATE TOP, DESK HGT 24" X 48"	238.50	238.50
12	HAN	1	NFDL-2472-1JL	PEDESTAL DESK — LAMINATE TOP 24" X 72"	628.05	628.05
13	HAN	6	NFDL-3072-1HL	PEDESTAL DESK — LAMINATE TOP 30"X72"	895.89	4175.34
14	HAN	8	NFDL-3072-1HR	PEDESTAL DESK — LAMINATE TOP 30" X 72"	595.89	5567.12
15	HAN	7	NFRL-2448-1JL	RETURN, DESK HEIGHT, LAMINATE 24" X 48"	469.58	3287.06
16	HAN	6	NFRL-2448-1JR	RETURN, DESK HEIGHT, LAMINATE 24" X 48"	469.58	2817.48
17	HAN	1	NFUS-3372	VERTICAL STORAGE STEEL DOOR 34" X 72"	741.47	741.47
18	HAN	1	NTL-80-T	TASK LIGHT — 80"	99.11	99.11
J.C, White Quality Office Furniture, Pompano

GAS599.SIF	CUSTOMERS	5-19-1999

AMO — GENERAL ACCOUNTS SERVICE — REV. 5-18-99		10:14:26

#	Mfg	Qty	Part#	Description / Options	Unit	Extended

19	HAP	85	2371-7701	TOP CAP 180 DEGREE	1.50	127.50
20	HAP	30	BFM-1-B	BASE FEED MODULE, HARDWIRE	43.50	1305.00
21	HAP	28	BFM-6-B	BASE FEED MODULE CONCEALED	45.60	1276.80
22	HAP	55	HFPC-0044	CURVED FABRIC FINISH POST 44"	19.80	1089.00
23	HAP	8	HFPC-0064	CURVED FABRIC FINISH POST 64"	22.20	177.60
24	HAP	28	HFPS-0044	STRGHT FABRIC FINISH POST 44"	17.70	495.60
25	HAP	6	HFPS-0050	STRGHT FABRIC FINISH POST 50"	18.90	113.40
26	HAP	2	HFPS-0064	STRGHT FABRIC FINISH POST 64"	20.10	40.20
27	HAP	18	HFPS-0082	STRGHT FABRIC FINISH POST 82"	22.80	410.40
28	HAP	8	HMN-2464	STRAIGHT PANEL, NON-ACOUSTICAL NO POWER — 24" X 64"	142.80	1142.40
29	HAP	280	HMN-3044	STRAIGHT PANEL, NON-ACOUSTICAL NO POWER — 30" X 44"	156.90	43932.00
30	HAP	8	HMN-3664	STRAIGHT PANEL, NON-ACOUSTICAL NO POWER — 36" X 64"	176.70	1413.60
31	HAP	8	HMN-4864	STRAIGHT PANEL, NON-ACOUSTICAL NO POWER — 48" X 64"	200.10	1500.80
32	HAP	29	HMP-3044	STRAIGHT PANEL, NON-ACOUSTICAL POWER — 30" X 44"	195.30	5683.70
33	HAP	4	HMP-3064	STRAIGHT PANEL, NON-ACOUSTlCAL POWER — 30" X 64"	200.70	802.80
34	HAP	4	HMP-4264	STRAIGHT PANEL, NON-ACOUSTlCAl POWER — 42" X 64"	229.20	916.80
J.C. White Quality Office Furniture, Pompano

GAS599.SIF	CUSTOMERS	5-19-1999
AMO — GENERAL ACCOUNTS SERVICE — REV. 5-18-99		10:14:26

#	Mfg	Qty	Part #	Description / Options	Unit	Extended

35	HAP	135	HMP-5450	STRAIGHT PANEL NON-ACOUSTICAL POWER - 54" X 50"	249.90	33736.50

36	HAP	8	HTL-0036-T	TASK LIGHT 36"	56.10	446. 80

37	HAP	1	HWSP-3029-L	WORK SURFACE SUPPORT PANEL 30"	91. 80	91. 80

38	HAP	1	HWSP-3029-R	WORK SURFACE SUPPORT PANEL 30"	91.80	91.80

39	HAP	105	PCSS-3-B	STRAIGHT SPAN POWER CONNECTOR	22.50	2362.50

40	HAP	35	PRD-3-B	DUPLEX RECEPTACLES (BOX OF 6)	31.20	1092.00

41	HAP	48	PRDI-5-B	POWER RECEPTACLE — IGR DUPLEX (BOX OF 6)	33.00	1584.00

42	HAP	4	WC-6	WIRE CHANNEL 72"	4.80	19.20

43	HAP	8	WS-4224	REGULAR WORK SURFACE 42" X 24"	87.30	898.40

44	HAP	6	WS-630	REGULAR WORK SURFACE 72" X 30"	154.80	1238.40

45	HAP	1	WST-530	REGULAR WORK SURFACE TOP ONLY — 60" X 30"	100.50	100.50

46	HAP	243	WST-5430	REGULAR WORK SURFACE TOP ONLY — 54" X 30"	92.10	22380.30

47	HAS	42	1200-2100	COMFORTO SYS 12 STACK CHAIR,	63.00	2646.00

48	HAS	8	M211-1141	MB SYNC, PNEU/BK-LCK" POLY SHELL MOLDED ARMS, HARD CASTERS	267.12	2136.96

49	HAS	87	M600-2110	4-LEG. STACKER,ARMS,POLY OUTER	120.12	10450.44

50	HAS	2	MTR1-20-2	ROUND OCCASIONAL TABLE, 20", LAMINATE,PVC	140.70	281.40

51	HAW	8	FDRF-42	REG. FLIPPER DOOR — FABRIC 42"	92.10	736.80

52	HAW	8	SRS-42	REGULAR SHELF 42"	44.40	355.20

Quality Office Furniture, Pompano	Page 3

GAS599.SIF	CUSTOMERS	5-19-1999
AMO — GENERAL ACCOUNTS SERVICE — REV. 5-18-99		10:14:26

#	Mfg	Qty	Part #	Description / Options	Unit	Extended

53	HON	267	26723H	FREESTANDING BOX/BOX/FILE PEDESTAL	117.00	33579.00

54	HON	5	518372	72"W X 19"D RADIUS EDGE FILE TOP	136.00	680.00

55	HON	250	6601	TASK CHAIR WITH SWIVEL ONLY — BACK HEIGHT ADJUST, PNEUMATI	130.00	37570.00

56	HON	10	882L	36"W 2 DRAWER LATERAL FILE	255.60	2556.00

57	HON	14	885L	5 HI LATERAL FILE- 36"	466.50	6531.00

Totals
Customer $ 252,941.03 [plus applicable sales tax]

Quality Office Furniture, Pompano	Page 4

EXHIBIT “D”
[LANDLORD CONSENT]
CONSENT TO SUBLEASE
     THIS CONSENT TO SUBLEASE (“Consent Agreement”) dated as of August, 2005, is made with reference to that certain sublease (the “Sublease”) dated August 19, 2005, by and between ASSET MANAGEMENT OUTSOURCING, INC., a Delaware corporation (“Tenant”) and UNITED STATES PHARMACEUTICAL GROUP, LLC, a Delaware limited liability company (“Sublessee”), and is entered into between the foregoing parties and GEHR DEVELOPMENT FLORIDA LLC, a Delaware limited liability company (“Landlord”), having an address at: c/o Terranova Corporation, 800 Arthur Godfrey Road, Suite 600, Miami Beach, Florida 33140, with reference to the following facts:
     A. Landlord and Tenant are the parties to that certain master lease (the “Master Lease”) dated as of January 16,1999, as amended by that certain First Amendment to Lease Agreement dated August 18, 1999, respecting certain premises (“Premises”) known as Bay #21A/25/A/B in Plantation Shopping Center (“Shopping Center”).
     B. Tenant and Sublessee wish to enter into the Sublease respecting the Premises described therein (the “Sublease Premises”).
     C. The Master Lease provides that Tenant may not enter into any sublease without Landlord’s prior written approval.
     D. Tenant and Sublessee have herewith presented the fully-executed Sublease to Landlord for Landlord’s approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.
     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:
     1. Landlord hereby consent to the execution of the Sublease by Tenant and Sublessee. Neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Sublessee any rights whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises (as defined in the Sublease) shall be solely against Tenant (who shall have the rights and remedies set forth in the Master Lease).
     2. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner. This consent shall not be deemed Landlord’s consent to any further subleases.
     3. (a) In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant by more than one (1) month, or (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant. In the event of Master Lease Termination prior to the termination of the Sublease, Landlord agrees to recognize Sublessee as Landlord’s direct tenant under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease.
          (b) “Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (3) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise.

liability of Landlord to Sublessee for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) have any liability for the performance of Landlord’s obligations under this Consent or the Sublease.
     4. In addition to Landlord’s rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord’s notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Sublessee’s attornment pursuant to Section 3 (a) hereof.
     5. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of this Consent Agreement and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.
     6. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney’s fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.
     7. This Consent Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent Agreement may be amended only in writing, signed by all parties hereto. The parties acknowledge that under the terms of the Sublease, Tenant shall not amend, modify, or terminate the Master Lease without the prior written consent of the Sublessee.
     8. Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively. Any party may change its address for notice by giving notice in the manner hereinabove provided.
     9. As a condition to the effectiveness of Landlord’s consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant’s delivery of an executed counterpart hereof, Two Hundred and Fifty Dollars ($250.00) in reimbursement of Landlord’s reasonable attorneys’ fees and administrative expenses incurred in connection with this Consent Agreement, as additional rent. Landlord’s acceptance of such fee shall impose no duty on Landlord to approve to execute the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.
     10. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, then Landlord may at any time hereafter declare all of its agreements in this Consent Agreement to be null and void and of no force and effect unless and until Landlord receives a counterpart of this Consent Agreement indicating approval thereof by any and all such guarantor(s), and their spouses (if any).
     11. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.
     12. Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant’s obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

          IN WITNESS WHEREOF, the following parties have executed this Consent to Sublease as of the date first above written.

WITNESSES:	TENANT:

ASSET MANAGEMENT OUTSOURCING, INC., a Delaware corporation

/s/ Nancy E. Cooper
Print Name: Nancy E. Cooper

By: /s/ Scott J. Tsanos
/s/ Lenita B. Coker Print Name: Lenita B. Coker	Name Typed: Scott J. Tsanos Title: Vice-President — CFO

SUBLESSEE:

UNITED STATES PHARMACEUTICAL GROUP, LLC, a Delaware limited liability company

/s/ Ivette Furtado Print Name: Ivette Furtado

By: /s/ Tim Fairbanks
/s/ Chris Drew Print Name: Chris Drew	Name Typed: Tim Fairbanks Title: CFO

SIGNATURES CONTINUED ON NEXT PAGE

WITNESSES:	LANDLORD:

GEHR DEVELOPMENT FLORIDA LLC, a
Delaware limited liability company

/s/ Debbie L. Garnett Print Name: Debbie L. Garnett

By: /s/ Norbert Gehr

/s/ Joann R. Soman Print Name: Joann R. Soman	Print Name: Norbert Gehr Title: President